As filed with the Securities and Exchange Commission on October 9, 2001
                         Registration No. 333-XXXXX
------------------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM SB-2

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                                MAS Capital Inc.
------------------------------------------------------------------------------
                (Name of small business issuer in its charter)

      Indiana                         6211                    31-1678027
---------------------    ----------------------------   ----------------------
(State or jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or       Classification Code Number)     Identification No.)
 organization)


17 North Governor St., Evansville, IN 47711       (812) 425-1050
------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


17 North Governor St., Evansville, IN 47711       (812) 425-1050
------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                                 Aaron Tsai
                           Chief Executive Officer
                               MAS Capital Inc.
                              17 N. Governor St.
                             Evansville, IN 47711
                                 (812) 425-1050
------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

==============================================================================
Title of Each Class of     Amount        Proposed     Proposed    Amount of
Securities to be           to be         Maximum      Maximum     Registration
Registered                 Registered    Offering     Aggregate   Fee
                                         Price per    Offering
                                         Security (1) Price(1)
------------------------------------------------------------------------------
Common Stock, no par value 1,000,000     $8.00        $8,000,000  $2,112.00
------------------------------------------------------------------------------
TOTAL                                                 $8,000,000  $2,112.00
==============================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED October 9, 2001

                                MAS Capital Inc.

                         1,000,000 Shares of Common Stock


     This is an initial public offering of up to 640,373 shares of common stock, no par value, (the "Shares") of MAS Capital Inc. to be offered by the Company on a "best effort" basis. We are also registering 359,627 shares of our common stock on behalf of the selling shareholders. We will not receive any portion of the proceeds from the resale of the shares registered on behalf of the selling shareholders.

     Prior to this offering, no public market has existed for the common stock. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We plan to have our common stock quoted on the NASD over-the-counter Bulletin Board.

     The initial public offering price per share is expected to be between $6.00 and $8.00. The initial public offering price for the Shares has been determined solely by the Company, and does not necessarily bear any direct relationship on the Company's assets, operations, book value or other established criteria of value. See "Dilution" on page 14.

     Investing in our common stock involves high risks. See "Risk Factors" beginning on page 5 before buying shares of our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                                                        Per Share  Total
                                                        -------- ----------
Initial public offering price...........................  $8.00  $5,122,984
Underwriting discounts and commissions..................  $ .80     512,298
Proceeds, before expenses to MAS Capital Inc. ..........  $7.20  $4,610,686
-------------------
(1) We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds.

(2) Before deduction of offering expenses estimated to be $200,000.

                 The date of this prospectus is October 9, 2001

                               -----------------
                               TABLE OF CONTENTS
                               -----------------

PROSPECTUS SUMMARY .............................................  1
THE OFFERING ...................................................  3
RISK FACTORS ...................................................  5
USE OF PROCEEDS ................................................  12
DIVIDEND POLICY ................................................  12
CAPITALIZATION .................................................  13
DETERMINATION OF OFFERING PRICE ................................  13
DILUTION .......................................................  14
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS ..........................  15
MANAGEMENT .....................................................  26
DIRECTOR COMPENSATION ..........................................  27
EXECUTIVE COMPENSATION .........................................  27
INDEMNIFICATION OF DIRECTORS AND OFFICER........................  30
PRINCIPAL STOCKHOLDERS .........................................  31
DESCRIPTION OF SECURITIES ......................................  32
SHARES ELIGIBLE FOR FUTURE SALE ................................  33
RULE 144 .......................................................  33
PLAN OF DISTRIBUTION ...........................................  33
SELLING SHAREHOLDERS ...........................................  34
LEGAL MATTERS ..................................................  35
EXPERTS ........................................................  35

                                PROSPECTUS SUMMARY

     This summary highlights selected information from elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                 The Company

Our Business

     We are a financial consulting and an emerging investment banking and a brokerage firm. We plan to focus our business activities on biotechnology (including medical and pharmaceutical), technology (including Internet), and financial related companies. We target our financial consulting services primarily at private companies interested in taking their companies public. We have a number of wholly-owned blank check subsidiaries seeking merger or acquisition transactions with unidentified businesses. We plan to offer investment banking and brokerage services. We also plan to provide venture capital to private and public companies.

     We believe many private companies interested in going public are unable to secure the commitment from underwriters necessary to conduct an initial public offering ("IPO"), which creates opportunities for us to provide such companies with financial consulting services and in the future investment banking services.

     Our wholly owned financial consulting subsidiary, MAS Financial Corp., provides financial consulting services to corporate clients seeking to take their companies public. We also advise corporate clients on the registered public offering process. We also provide general corporate consulting services and introduction of third parties such as attorneys, accountants and transfer agents to our corporate clients.

     Our wholly owned broker-dealer subsidiary, MAS Trade.net Inc.("MAS Trade"), plans to conduct or participate in public offerings of securities and offer brokerage services. MAS Trade is a registered broker-dealer with the Securities and Exchange Commission ("SEC") and a member of the National Association of Securities Dealers, Inc. ("NASD")

     Our 26 wholly owned SEC reporting blank check subsidiaries are seeking merger or acquisition transactions with unidentified businesses. A company or business may acquire or merge with one of our SEC reporting companies in order to become SEC reporting without having to file a registration statement. We also have 50 wholly owned non-reporting blank check subsidiaries.

     We plan to provide venture capital to private and public companies. We have not yet established a set of investment criteria and have not yet allocated specific amounts of capital for investment as of the date of this prospectus.

Corporate Information

     We were incorporated on September 8th, 1999 in the Commonwealth of the Bahamas as MAS Capital Management Inc. We were re-incorporated in the State of Indiana on January 12, 2000 and changed our corporate name to MAS Capital Inc. Our principal executive offices are located at 17 North Governor Street, Evansville, Indiana 47711. Our telephone number is (812) 425-1050. Our Web site is located at http://www.mascapital.com. MAS Financial Corp. was incorporated on August 8, 1995 in the State of Delaware and was re-incorporated in the State of Indiana on November 8, 1999. MAS Trade.net Inc. was incorporated on September 27, 1999 in the State of Indiana.

                                THE OFFERING

Common Stock Offered
     by the Company .....................640,373 shares
     by the Selling Shareholders ........359,627 shares

Shares to be outstanding after
     this offering ......................51,000,000 shares

Use of Proceeds .........................We intend to use the proceeds for general corporate purposes. See "Use
                                         of Proceeds."

                                         We will not receive any proceeds from
                                         the sale of the shares of common
                                         stock by the selling shareholders.

Risk Factors ............................For a discussion of certain factors you should consider before buying
                                         shares of our common stock, see "Risk
                                         Factors."

                             SUMMARY FINANCIAL DATA

     The following table presents a summary of our financial and operating information for the periods indicated. The following information should be read in conjunction with the financial statements and the notes to the financial statements.



                                           Year Ended December 31,     Six Months Ended June 30,
                                           ------------------------    ------------------------
                                              1999         2000          2000          2001
                                                                             (Unaudited)
                                           ------------------------    ------------------------
Statement of Operations Data:

  Product sales .......................... $     19,215 $     -        $     -      $     -
  Sales of subsidiary companies ..........          -     1,115,000      1,070,000        -
  Consulting fees ........................      222,660      77,030        137,030        -
  Realized gain on marketable securities        109,725   1,360,399      1,394,722      167,774
  Other income ...........................          -        64,296         37,610        9,701
                                           ------------ -----------    -----------  -----------
  Gross profit ...........................      351,600   2,616,725      2,639,362      177,475
  Cost of sales ..........................       16,520       -              -            -
  General and administrative expenses ....      211,380   1,932,507        160,472      204,568
                                           ------------ -----------    ------------ -----------
  Income from operations .................      123,700     684,218      2,478,890      (27,093)
  Provision for income taxes .............       47,000     260,000       (941,000)     (70,444)
                                           ------------ -----------    -----------  -----------
  Net income ............................. $     76,700 $   424,218    $ 1,537,890  $   (97,537)
                                           ============ ===========    ============ ===========
  Weighted average common shares
    outstanding basic and fully diluted ..   50,000,000  50,100,125     50,021,812   50,339,627
  Net income per share - basic and
    Fully diluted ........................         0.00        0.01           0.03        (0.00)

                                                      June 30, 2001
                                               ----------------------------
                                                  Actual     As Adjusted(1)
                                                       (Unaudited)
                                               ----------------------------
Balance Sheet Data:
  Cash ...................................     $    141,658   $  4,552,344
  Current assets .........................          141,658      4,552,344
  Working capital ........................          (95,472)     4,315,214
  Total assets ...........................        2,930,849      7,341,535
  Stockholders' equity ...................        2,693,719      7,104,405
  ------------
(1) Adjusted to reflect the sale of 640,373 shares offered by the Company, assuming all the shares offered are sold, after deducting estimated commissions and offering expenses, and the application of the net proceeds thereof.


                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. The risks described below are not the only ones facing our company. Additional risks may also impair our business operations. If any of the following risks occur, our business, results of operations or financial condition could be materially and adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should also refer to the other information set forth in this prospectus, including our financial statements and the notes to those statements.

Risks Related to Our Business

We have a limited operating history upon which you may evaluate us.

     We have a limited operating history upon which you can evaluate our business and prospects. We were organized on September 8, 1999 to be the parent company of our subsidiary companies. We began our financial consulting operations in late 1997. We have not yet committed significant amount of venture capital to any companies. Our broker-dealer operation is at the development stage. We discontinued our 35mm camera wholesale operations in December 1999. Our business and prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in the early stages of development. These risks are particularly severe among companies in rapidly evolving markets such as venture capital, financial consulting, and those in regulated industries such as the securities industry. It may be difficult or impossible to accurately forecast our operating results based on our historical results.

We depend on a limited number of key executives, including Aaron Tsai, who would be difficult to replace.

     Our success depends significantly on the continued services of our management personnel, especially Aaron Tsai, our Chairman of the Board, President and Chief Executive Officer. Losing Aaron Tsai or any of our other key executives could also seriously harm our business. We cannot assure you that we will be able to retain our key executives or that we would be able to replace any of our key executives if we were to lose their services for any reason. Competition for these executives is intense. If we had to replace any of these key executives, we would not be able to replace the significant amount of knowledge that these key executives have about our operations. We do not maintain "key man" insurance policies on any of our executives. We do not have employment contracts with any of our executives.

We are exposed to significant asset concentration risk.

     As of December 31, 2000, common shares of SurgiLight, Inc., Bristol Myers Squibb Co. and Nasdaq 100 index fund (symbol "QQQ") represented 26.4%, 13.8% and 14.5% of our total assets respectively. Decline in market price of these securities will reduce the potential cash available from the sale of these securities to fund our operations.

We hold significant amount of illiquid securities and we may not be able to sell these securities for amounts equal to their recorded value, if at all.

     As of December 31, 2000, the total value of securities that are not quoted, or quoted on the OTC Bulletin Board and the Pink Sheets, represented 41.8% of our total assets. Most of these securities are illiquid because they have very low trading volume. We can not assure you that we will be able to sell significant amounts of these securities to obtain cash required to fund our operations.

     We value both freely tradable and restricted securities based on the closing trade price for securities that are quoted on the OTC Bulletin Board or the Pink Sheets. We do not value securities that are not publicly traded. We can not assure you that we will be able to sell these securities at prices that we have recorded.

We may experience significant loss of capital.

     We have invested a significant amount of our capital in securities listed on NASDAQ or a national securities exchange, and mostly in the technology sector. Historically, market price for securities in the technology sector is highly volatile and has declined significantly in recent months. As of December 31, 2000, the total value of these listed securities represented 45.9% of our total net assets as of December 31, 2000.

Other business ventures of our executive officers may present a potential conflict of interest.

     Our executive officers including Aaron Tsai, John Tsai and Graham H. Bowmer are engaged in a number of other businesses. As a result conflicts of interest may arise. It is not possible now to determine whether any such conflict will in fact develop or what steps would be appropriate in the event such a situation were to arise.

The competition we face from both established and recently formed firms may adversely affect our revenue and profitability. We also face competition from firms that are not currently in our market but could quickly and easily enter our market.

     We encounter intense competition in all aspects of our business, and we expect this competition to increase. Our financial consulting business faces competition from financial consulting firms, securities attorneys and investment banking firms. We compete with venture capital firms, corporations and angel investors in providing venture capital. Our blank check subsidiaries compete with blank check companies, development stage and established companies that seek to merge or be acquired by more established companies. We compete with broker-dealers that are members of NASD in our broker-dealer operations. Many of our competitors have longer operating histories and significantly greater financial, technical, and marketing resources than us. In addition, many of our competitors offer a wider range of services and financial products than we do. Many current and potential competitors also have greater name recognition and more extensive customer bases that could be leveraged to accelerate their competitive activity. We cannot assure you that we will be able to compete effectively with current or future competitors or that the competitive pressures faced by us will not harm our business. For more information on the competition that we face, see "Business - Competition on Page 22".

Risks associated with securities laws and regulations and our broker-dealer operations.

If we fail to comply with applicable laws and regulations, we may face penalties or other sanctions that may be detrimental to our business.

     The securities industry in the United States is subject to regulation under both federal and state laws. The SEC, the NASD, other self-regulatory organizations and state securities commissions can censure, fine, issue cease-and-desist orders, or suspend or expel a broker-dealer or any of its officers or employees. If any of these events occur, our business and reputation could be seriously harmed.

Employee misconduct is difficult to detect. If misconduct occurs, our business and reputation could be harmed.

     A number of highly publicized cases involving fraud or other misconduct by employees in the financial services industry have occurred in recent years, and we run the risk that employee misconduct could occur. Misconduct by our employees could include binding us to transactions that have not been authorized or that present unacceptable risks. In either case, this type of conduct could result in unknown and unmanaged risks or losses. Broker-dealers, such as MAS Trade, have greater exposure to these risks than do companies outside of the financial services industry because the federal securities laws impose liability on a broker-dealer employer for acts of its employees that is not imposed on companies outside of the financial services industry. Employee misconduct could also involve the improper use of confidential information, which could result in regulatory sanctions and serious reputational harm. Companies that are not regulated do not face the same types of regulatory sanctions that we may face if we experience employee misconduct. It is not always possible to deter employee misconduct, and the precautions we take to prevent and detect this activity may not be effective in all cases.

SEC investigations

     We and our affiliates have been subpoenaed by the SEC in connection with three investigations. One investigation, Re: In the Matter of Offerings of Certain Public Shell Companies (D-2172-A), was terminated without any action taken against us. In connection with another investigation, Re: In the Matter of Trading in the Securities of Country Star Restaurants, Inc. SEC File No. HO-3558, the staff of the SEC intends to recommend that the Commission bring a civil action against Aaron Tsai, our Chief Executive Officer for alleged securities law violations. Through legal counsel Mr. Tsai submitted a mini Wells letter dated February 21, 2001 to the SEC. On May 24, 2001, the staff of the SEC's Washington D.C. office informed Aaron Tsai's legal counsel that their office has concluded investigation on Mr. Tsai because SEC's Chicago office is conducting an investigation on BluePoint Linux Software Corp. In connection with another investigation, Re: In the Matter of Surgilight, Inc. (HO-08995), the staff of the SEC intends to recommend that the Commission bring a civil injunctive action against Aaron Tsai for alleged securities law violations. Adverse determinations in any of these proceedings could subject us to civil and criminal actions and our business could be seriously harmed. See "Business - Legal Proceedings on Page 24" for a more detailed discussion of how we may be affected these investigations.

The need to comply with the Investment Company Act, and the uncertainty of our ability to comply, could make us delay or modify our business plans, change our business structure, or impair our ability to operate as we propose.

     The Investment Company Act restricts the operations of companies that are deemed to be "investment companies". We believe that we are not an investment company because our wholly-owned subsidiary MAS Financial is primarily engaged in the business of providing financial consulting services and our wholly owned subsidiary MAS Trade is primarily engaged in the business of selling securities to customers, acting as a broker, and related activities. This provision of the Investment Company Act has not, however, been subject to substantial regulatory or judicial interpretation. Accordingly, we cannot assure you that the SEC will agree with our conclusion or that a court will agree with our conclusion if this issue is ever litigated. If we fail to comply with the requirements of the Investment Company Act, we could be subject to civil and criminal actions and our business could be seriously harmed. See "Business - Regulation on Page 23" for a more detailed discussion of how we may be affected by the Investment Company Act.


Risks Related to This Offering


The purchasers of shares in this offering will experience immediate and substantial dilution.

     The initial public offering price is expected to be substantially higher than the net tangible book value per share of the outstanding common stock immediately after the offering. Accordingly, purchasers of shares in the offering will experience immediate and substantial dilution of approximately $7.86 in net tangible book value per share, or approximately 98% of the offering price of $8.00 per share. In contrast, existing stockholders paid an average price of $0.032 per share.

Our chief executive officer, Aaron Tsai, owns most of the common stock, giving him control over corporate transactions and other matters.

     Upon completion of this offering, Aaron Tsai will beneficially own approximately 98% of our outstanding common stock excluding options to purchase common stock beneficially owned by his brother, John Tsai, Vice President of the Company. He will be able to control the outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions in our certificate of incorporation or bylaws and the approval of mergers and other significant corporate transactions. This concentrated ownership makes it unlikely that any other holder or group of holders of common stock will be able to affect the way we are managed or the direction of our business. These factors may also delay or prevent a change in the management or voting control of our Company.

Our management has broad discretion in how we use the proceeds from this offering, and we may not use these proceeds effectively.

     Our management has broad discretion in how we use the proceeds from this offering because the proceeds from this offering has not been allocated for a specific purpose. Our management could spend the proceeds from this offering in ways with which our stockholders may not agree or that do not yield a favorable return. Our primary purpose in conducting this offering is to create a public market for our common stock. As of the date of this prospectus, we plan to use the proceeds from this offering for general corporate purposes, including working capital, the opening of additional offices, and the funding of our anticipated operations. We may also use the proceeds in future acquisitions but do not have any acquisitions planned.

Shares eligible for public sale after this offering may adversely affect our stock price.

     After this offering we will have 51,000,000 shares of common stock outstanding. This includes 640,373 shares we are selling in this offering and 359,627 shares available for resale by the selling shareholders, which may be resold into the public market immediately as long as these shares are not purchased by our affiliates. The remaining 50,000,000 shares will be restricted securities subject to the volume limitations and other conditions of Rule 144 under the Securities Act. We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

An investment in our common stock may be very illiquid.

     We plan to have our shares trade on the Over-The-Counter Bulletin Board (the "OTC Bulletin Board") of the National Association of Securities Dealers, Inc. ("NASD"). Currently, there is no trading market for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

     To the extent that brokerage firms act as market makers for our shares on the OTC Bulletin Board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.

Our stock price may be extremely volatile and you may not be able to resell shares at or above the offering price.

     There was no public market for our shares prior to this offering, and after the offering, a liquid public market for the shares may not develop. You may not be able to resell your shares at or above the initial public offering price due to a number of factors, including:

     - actual or anticipated fluctuations in our operating results;

     - changes in expectations as to our future financial performance or changes in financial estimates of securities analysts;

     - revenue fluctuations caused by changes in the fair value of the equity compensation we receive for our services or retain in reverse merger transactions;

     - changes in general economic or market conditions; and

     - the operating and stock price performance of other comparable companies.

     The stock market in general, and the securities of financial industry-related companies in particular, has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

The application of the "Penny Stock" rules could adversely affect the market for our stock.

     The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

      o net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

      o net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

      o average annual revenue of at least $6 million for each of the last three years.

     If we fail to meet the requirements of these exceptions, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

      o deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

      o provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

      o send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

     In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

     These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

     The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

We do not anticipate paying dividends.

     We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We may need to raise additional funds. These funds may not be available when we need them.

     Based on our current plans, we believe that the net proceeds from this offering, our cash on hand, and cash generated from our operations will be sufficient to fund our operations for at least the next 12 months. After this time, we may need to raise additional funds to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire businesses, assets, technologies, or respond to unanticipated events. We cannot assure you that additional financing will be available when needed on favorable terms, or at all. If these funds are not available when we need them, we may need to change our business strategy or reduce our operations or investment activities. In addition, any issuance of additional equity securities will dilute the ownership interest of our existing stockholders and the issuance of additional debt securities may increase the perceived risk of investing in us.

Our right to issue preferred stock could make a third-party acquisition of us difficult.

     Our Articles of Incorporation authorize the issuance of up to 20 million shares of preferred stock. Such preferred stock, which will be issuable without stockholder approval, could grant its holders rights and powers that would tend to discourage changes in control.

Forward-Looking Statements

     This prospectus contains forward-looking statements that involve risks and uncertainties. Discussions containing such forward-looking statements are found in the material set forth under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in the prospectus generally. When used in this prospectus, the words "anticipate," "believe," "expect," "estimate" and similar expressions are generally intended to identify forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described in "Risk Factors" and elsewhere in this prospectus.

                                 USE OF PROCEEDS

     Based upon an assumed offering price of $8.00, we estimate that we will receive net proceeds from the sale of the 640,373 shares of common stock offered through this prospectus (after deducting underwriting discounts and commissions and estimated offering expense) of $4,410,686.

     We intend to use the net proceeds from this offering for general corporate purposes. While we have not determined specifically how the proceeds will be allocated, we are conducting this offering at this time because we believe the proceeds from this offering will be required for the development and expansion of our business over the next twelve months and to enable us to compete against other firms in the financial industry with much larger capital bases than we currently have. The general corporate purposes for which we expect to use the net proceeds of this offering include expanding staff and our sales and marketing capabilities for our financial consulting and our planned broker-dealer operations, working capital requirements and making venture capital investments. A portion of the net proceeds may possibly be used for trading in securities with long or short positions and for strategic acquisitions or investments. The proceeds of this offering will generally help us cover operating costs, including compensation for professionals, at a time when our revenues are growing but are not sufficient to cover our costs. Finally, in the future as we expand our underwriting, trading and other market activities, we will need to maintain larger capital balances under applicable regulatory requirements.

     The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus.

                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.

                                CAPITALIZATION

     The following table presents our capitalization as of June 30, 2001, adjusted to give effect to the sale of 640,373 shares of common stock in this offering at an assumed initial public offering price of $8.00 per share and the application of the estimated net proceeds of approximately $4,410,686. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes to those statements included elsewhere in this prospectus.


                                                                  June 30, 2001
                                                               ----------------------
                                                                Actual    As Adjusted
                                                               ---------- -----------
Stockholders' equity:
  Common Stock, no par value,
  80,000,000 shares authorized; 50,359,627 shares (actual),
  51,000,000 (as adjusted) issued and outstanding  ..........  $1,832,622  $1,832,622
  Additional paid-in capital ................................     138,000   4,548,686
  Retained earnings .........................................     338,357     338,357
  Unrealized gains on available for sale securities .........     384,740     384,740
                                                               ----------  ----------
Total stockholders' equity...................................  $2,693,719  $7,104,405
                                                               ==========  ==========
---------------
(1) Adjusted to reflect the sale of 640,373 shares offered by the Company, assuming all the shares offered are sold, after deducting estimated commissions and offering expenses, and the application of the net proceeds thereof.


                          DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                   DILUTION

     Purchasers of the shares will experience immediate and substantial dilution in the value of the common stock. Dilution represents the difference between the price per share paid by the purchasers in the offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (total assets less total liabilities), divided by the number of shares of common stock outstanding as of December 31, 2000. As of December 31, 2001, our net tangible book value was $2,809,680, or $0.056 per share. Giving effect to the sale by the company of shares offered at the public offering price of $8.00, assuming all of the 640,373 shares offered are sold, the pro forma net tangible book value and respective dilution (i.e., the difference between the purchase price of $8.00 and the pro forma net tangible book value per share) to the purchasers of the shares, net of estimated offering costs of $712,298, is as follows:

     The pro forma net tangible book value would be $7,220,366, or $0.142 per share, which represents an immediate increase in net tangible book value of $0.086 per share and an immediate dilution to the purchasers of the shares after the offering of $7.858 per share, or 98.3%. The following table illustrates the pro forma per share dilution, assuming all of the 640,373 shares offered are sold:

     Offering price per share . . . . . . . . . . . . . . . . .        $8.000
     Net tangible book value per share before the offering  . . $0.056
     Increase per share attributed to new investors . . . . . .  0.086
                                                                ------
     Pro forma net tangible book value per share after the
       Offering . . . . . . . . . . . . . . . . . . . . . . . .        $0.142
                                                                       ------
     Dilution in net tangible book value to new investors . . .        $7.858
                                                                       ======

    The following table summarizes as of December 31, 2000, the difference (based on an assumed initial public offering price of $8.00 per share and assuming all of the 640,373 shares offered by the company are sold) between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid:

                           SHARES PURCHASED    TOTAL CONSIDERATION    AVERAGE
                         -------------------- ---------------------- PRICE PER
                          NUMBER     PERCENT    AMOUNT      PERCENT    SHARE
                         ---------   -------- -----------   --------  --------
Existing shareholders... 50,359,627   98.7%    $1,632,622     24.2%   $0.032
New shareholders........    640,373    1.3%     5,122,984     75.8%   $8.000
                         ---------    -----    ----------    ------
Total................... 51,000,000  100.0%    $6,755,606    100.0%
                         ==========  ======    ==========    ======

                 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                        CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and the notes to those statements which appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors".

Overview

     We are a financial consulting and an emerging investment banking and brokerage firm. Our primary business activities is providing financial consulting services. In addition we assist companies in becoming reporting companies with the SEC by providing our reporting blank check subsidiary companies for a merger or acquisition transaction. Our broker-dealer subsidiary is in the development stage. We plan to offer investment banking and brokerage services, and provide venture capital to private and public companies.

     The financial service industry is evolving rapidly. New developments and changes in market conditions and regulatory environments frequently affect us and could harm our business in the future. We may face increased competition from consulting, law, investment banking, brokerage and venture capital firms in providing consulting services, venture capital, investment banking and brokerage services. Prices for our products and services may change as the result of new developments in our market. If we face adverse determinations in current or future legal or regulatory proceedings, damages and restrictions might be assessed against us and we may not be able to conduct our current operations. All of these factors could cause our revenue to fluctuate or even decline. Accordingly, our past results may not be useful in predicting our future results.

Results of Operations

Six Months Ended June 30, 2001 compared to six months ended June 30, 2000

                                                  Six Months Ended June 30,
                                               ------------------------------
   Revenues                                       2001       2000     Change
   --------                                    ---------- ----------  -------
   Sales of subsidiary companies ..............$      -   $1,070,000   (100)%
   Consulting fees ............................       -      137,030   (100)%
   Realized gain on marketable securities .....   167,774  1,394,722    (88)%
   Other income ...............................     9,701     37,610    (74)%
   Total ......................................   177,475  2,639,362    (93)%

     Total revenues decreased to approximately $177,475 in the six months ended June 30, 2001 from approximately $2,639,362 in the six months ended June 30, 2000. The 93% decrease was primarily attributable to no sales of subsidiary companies, no consulting fee income and reduced sales of marketable securities in companies that acquired or merged with our blank check companies during the six months ended June 30, 2001. Other income, which consists of primarily interest and dividend income, decreased because of lower amount of cash invested in money market funds during the six month ended June 30, 2001.

                                                  Six Month Ended June 30,
                                               ------------------------------
   Costs and Expenses                             2001       2000     Change
   ------------------                          ---------- ----------  -------
   General and administrative .................$  204,568 $  160,472    27%

     General and administrative expense increased for the six months ended June 30, 2001 over the same period in 2000 because we expanded our operations and consists of primarily professional services expenses encompasses legal, accounting and employee salary associated with all aspects of our business. In addition we added one additional executive officer in May 2000.

     We had a net loss from operations of $97,537 for the six months ended June 30, 2001 compared to a net income of $1,537,890 for the six months ended June 30, 2000.

Results of Operations

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

                                                  Year Ended December 31,
                                               ------------------------------
   Revenue                                        2000       1999     Change
   -------                                     ---------- ----------  -------
   Product sales ..............................$      -   $   19,215   (100)%
   Sales of subsidiary companies .............. 1,115,000        -      100 %
   Consulting fees ............................    77,030    222,660    (65)%
   Realized gain on marketable securities ..... 1,360,399    109,725  1,141 %
   Other income ...............................    64,296        -      100 %
   Total ...................................... 2,616,725    351,600    644 %

     We have sold shares in 9 of our blank check subsidiaries during 2000 after we completed a reorganization by forming MAS Capital Inc. as a holding company. Our consulting fees revenue declined 65% due to the majority of the companies that acquired or merged with our blank check subsidiaries during 2000 have relied on their legal counsels for advisory services. Our realized gain on marketable securities increased 1,141% primarily due to sales of securities in companies that acquired or merged with our blank check subsidiaries, offset by losses in trading of listed securities. Other income, which consists of primarily interest and dividend income, increased because we generated cash from operations and deposited in interest bearing bank account and invested in money market funds during 2000.

                                                  Year Ended December 31,
                                               ------------------------------
   Costs and Expenses                             2000       1999     Change
   ------------------                          ---------- ----------  -------
   Cost of sales ..............................$      -   $   16,520    100 %
   General and administrative ................. 1,932,507    211,380    814 %

     General and administrative expense increased in 2000 over 1999 because we expanded our operations and consists of primarily professional services expenses encompasses legal, accounting and consulting fees associated with all aspects of our business. In addition we added one additional executive officer in May 2000.

     Our income tax provision increased from $47,000 in 1999 to $260,000 in 2000.

     Our net income from operations increased $347,518 or 453% to $424,218 in 2000 from $76,700 in 1999.


Liquidity and Capital Resources

     Cash, cash equivalents and short-term investments ("cash").

                           December 31,              June 30,
                      ---------------------   ---------------------
                         2000       1999         2001       2000
                      ---------- ----------   ---------- ----------
   Cash ..............$  177,994 $      933   $  141,658 $1,231,750

     In 2000 we sold 315,800 shares of our common stock in a private placement for cash aggregating $1,578,500. In addition, 40,000 shares of common stock were sold in January 2001 for $200,000 cash and the private placement was closed. We believe that the cash proceeds from this offering, together with our existing cash balances, will be sufficient to meet anticipated cash requirements for at least the twelve months following the date of this prospectus. We may, nonetheless, seek additional financing to support our activities during the next twelve months or thereafter. There can be no assurance, however, that additional capital will be available to us on reasonable terms, if at all, when needed or desired.

     Net cash used in operating activities was $236,336 in the six months ended June 30, 2001 as compared to net cash provided by operating activities of $1,228,820 in the six months ended June 30, 2000 and net cash provided by operating activities was $142,688 for 1999 as compared to net cash used in operating activities of $960,885 for 2000. The negative cash flow from operations for the six months ended June 30, 2001, compared with the same period in 2000, was primarily the results of significant reduction of revenues. Cash provided by operating activities for 1999 resulted primarily from increases in accounts payable and taxes payable. Cash used in operating activities for 2000 resulted primarily from net income adjusted for realized gains on the sale of marketable securities.

     Net cash provided by investing activities was $99,125 for 1999 as compared to cash used in investing activities of $658,404 for 2000. Net cash provided by investing activities for 1999 was primarily from the proceeds from the sale of marketable securities offset by $10,000 used in investment in marketable securities. Net cash provided by investing activities for 2000 was attributed to $1,710,485 proceeds received from the sale of marketable securities less $2,147,607 used in investment in marketable securities and $221,282 used for the purchase of building and equipment.

     Net cash provided by financing activities for the six months ended June 30, 2001 was $200,000 as compared to $212,000 for the six months ended June 30, 2000. Net cash used in financing activities was $242,494 for 1999 compared to net cash provided by financing activities of $1,796,350 for 2000. Net cash used in financing activities for 1999 was primarily from loans to our majority shareholder. Net cash provided by financing activities for 2000 was primarily from proceeds from sale of common stock of $1,578,500 and repayment of loans of $217,850 by our majority shareholder.

     As of the date of this Prospectus, we are subject to net capital rule for broker-dealer based on SEC requirements. We are required to maintain a $5,000 minimum capital for our broker-dealer subsidiary.

     We currently have no commitments for any material capital expenditure.

                                    BUSINESS

Overview

     Our business comprises venture capital, financial consulting, investment banking and brokerage. We are new to venture capital investing and our broker-dealer subsidiary is at the development stage. Our operations primarily consist of providing financial consulting services and merging our blank check subsidiaries with unidentified businesses. We discontinued our wholesale operation of 35mm cameras in December 1999.

Financial Consulting

     We provide general financial consulting services primarily to private companies interested in having their stock quoted on the NASD over-the-counter Bulletin Board. Our services may include introducing clients to auditors, attorneys, and transfer agents and assisting them in the preparation of SEC registration statements, obtaining CUSIP numbers, and introducing market makers to submit applications for quotation on the NASD over-the-counter Bulletin Board. We charge our client companies cash and/or shares of client companies' common stock for providing consulting services. We often provide consulting services to client companies that have merged with one of our blank check companies. We usually retain a minority interest in the merged companies and may also receive cash compensation for selling control interests or for consulting fees.

Blank Check Companies

     All of our blank check companies were incorporated in the State of Indiana and they will not have any business operations until a merger or acquisition transaction is completed. The merger or acquisition transactions between our blank check subsidiaries and various businesses are commonly referred to as reverse mergers. The transactions usually take one of the following form:

- a corporation merges with and into our blank check company with our blank check company as the surviving entity.

- our blank check company acquires control of a corporation as a subsidiary, acquires assets or business operations.

- a public corporation acquires control shares of our blank check company and elects to be the successor Issuer for SEC reporting purpose.

     Since the inception of MAS Capital Inc. in September 1999 to June 30, 2001, we have completed 18 reverse merger transactions. Prior to September 1999, Aaron Tsai, our Chief Executive Officer completed 6 reverse merger transactions.

     Our wholly owned blank check subsidiaries are seeking to merge with unidentified businesses. They have no business operations, material assets and liabilities. As of June 30, 2001 we have 26 reporting and 50 non-reporting blank check companies. Our reporting subsidiary companies filed Form 10-SB on a voluntary basis to increase the perceived value as SEC reporting companies. In addition to our wholly owned blank check subsidiaries discussed above, 49 of our blank check subsidiaries filed Articles of Dissolution with the State of Indiana, Office of the Secretary of State, and were dissolved on March 21, 2001. The SEC filings made by our reporting blank check subsidiaries can be found at SEC's web site at: http://www.sec.gov.

     Our reporting subsidiaries consist of the following companies:

	- MAS Acquisition XXII Corp.
- MAS Acquisition XXIV Corp.
- MAS Acquisition XXVIII Corp. through MAS Acquisition LI Corp. (24 companies named with consecutive Roman numerals)

	     Our non-reporting subsidiaries consist of the following companies:

- MAS Capital I Corp. through MAS Capital L Corp. (50 companies named with consecutive Roman numerals)

Investment Banking

     Our planned investment banking services are divided into three potential revenue generating categories: public underwriting, financial advisory services and private equity. In the future, we may also produce investment research which we believe will enable us to win investment banking mandates, increase our underwriting share allocations and provide beneficial information to our individual customers. In the future, we may engage in proprietary trading to support our investment banking activities. We plan to focus our investment banking activities with biotechnology (including medical and pharmaceutical), technology (including Internet) and financial related companies. In order to develop our investment banking business, we must be able to hire and retain the services of experienced investment banking professionals. None of our existing management have investment banking experience. We can not assure you that we will be successful in developing our investment banking business.

- Public Underwriting

     We plan to offer securities to the public as an underwriter. We anticipate acting as an underwriter on a best efforts basis, which have lower minimum capital requirements than on a firm commitment basis. We plan to initially focus on public offerings of common stock. In the future, we intend to explore opportunities to extend our investment banking services to include preferred stock, convertible securities and other debt and debt-related securities that we believe will appeal to investors.

- Financial Advisory Services

     In addition to our planned capital raising services, we also plan to advise corporate clients in connection with developing Internet strategies and businesses and with mergers and acquisitions. These activities complement our public and private equity businesses and allow us to offer a mix of investment banking services to our clients during the course of their development.

- Private Equity

     We plan to assist private and public corporate issuers, as well as investment partnerships or funds, in raising private capital. We anticipate our private equity activity to focus on raising equity capital from traditional institutional, venture capital sources and accredited investors.

Brokerage

     We plan to offer to our direct customers brokerage services such as stock and option trading, access to mutual funds, portfolio tracking and record management as well as cash management services and market information. These services will be provided through the Internet. We have not yet determined our commission rates and the timing of offering certain services that we intend to offer, which may require prior NASD review and approval. We plan to provide these services by using the systems and services to be provided to us by SAL Financial Services Inc. and Sterne, Agee & Leach, Inc.

     We plan to clear our customer transactions on a fully-disclosed basis through Sterne, Agee & Leach, Inc. acting as clearing firm and its affiliate SAL Financial Services Inc. acting as reintroducing firm. Sterne, Agee & Leach, Inc., which is a NYSE member firm together with SAL Financial Services Inc. provide clearing services to a number of brokerage firms. Its services for our customers will include the confirmation, receipt, execution, settlement and delivery functions involved in securities transactions, as well as safekeeping of customers' securities and assets and certain customer record keeping, data processing and reporting functions.

     Under a two year clearing agreement with SAL Financial Services Inc. commencing on August 21, 2001, we will pay clearing and execution fees according to a schedule. We must indemnify SAL Financial Services Inc. for, among other things, any loss or expense due to the failure of customers to:
(1) pay for securities purchased by them, (2) promptly deliver securities sold by them, (3) deposit sufficient collateral to support their borrowing when requested by SAL Financial Services Inc. and (4) remit excessive disbursements of funds or any other valid charges imposed by SAL Financial Services Inc.

Trading Activities

     We purchase, sell and may maintain a long or short position in any marketable securities. We have not yet established a set of trading or investment criteria for our trading activities. As of June 30, 2001, we have no short position and have long positions in a number of NASDQ and NYSE listed stock and NASDQ 100 index, trading symbol "QQQ", which we purchased during the year 2000. As of June 30, 2001, we have experienced significant unrealized capital loss on our trading activities. We can not assure you that our trading activities will be profitable.

Venture Capital

     We plan to provide venture capital to biotechnology (including medical and pharmaceutical), technology (including Internet) and financial related companies. We have not established a set of investment criteria and have not allocated specific amount of capital for investment at the present time. We are seeking investment opportunities in both early stage and established companies that we believe can realize return on investment within 24 months. We can not assure you that our venture capital investment activities will be profitable.

     In October, 2000, we have invested $1,500 for 15,000 common shares of Cafe Shoppe International Inc., a development stage Internet wholesale distributor of coffee and tea. We also received 50,000 common shares of Cafe Shoppe International Inc. in June 2000 for providing office space at no charge in our building.

Marketing

     We have periodically advertised in the Wall Street Journal seeking companies interested in our financial consulting services, merger or acquisition transactions with our blank check companies and venture capital. We intend to advertise in newspapers to promote our proposed investment banking and broker-dealer operations.

Competition

     The financial services industry is highly competitive and we expect competition to intensify in the near future. Our financial consulting business faces competition primarily from financial consulting firms, securities attorneys and investment banking firms. We compete with venture capital firms, corporations and angel investors in providing venture capital. Our blank check subsidiaries compete with blank check companies, development stage and established companies that seek to merge or be acquired by more established companies. Our broker-dealer subsidiary will encounter direct competition primarily from established investment banks, as well as from traditional and online brokerage firms. We will compete with some of these firms on a national basis and with others on a regional basis.

     In recent years there has been a significant consolidation in the financial services industry. Commercial banks and other financial institutions have acquired or established broker-dealer affiliates and begun offering financial services to individuals traditionally offered by securities firms. These firms have the ability to offer a wide range of products, including lending, deposit taking, insurance, brokerage, investment management and investment banking services. This may enhance their competitive position by attracting and retaining customers through the convenience of one-stop shopping. They also have the ability to support investment banking and securities products with commercial banking, insurance and other financial service revenue in an effort to gain market share.

     Many of our competitors have significantly greater financial, technical, marketing and other resources than we do. Some of our competitors also offer a wider range of products and services than we do and have greater name recognition, more established reputations and more extensive client and customer bases. These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements due to superior systems capabilities. They may also be better able to undertake more extensive promotional activities, offer more attractive terms to customers, clients and employees and adopt more aggressive pricing policies compared to our firm.

     Personnel. Competition is also intense for the attraction and retention of qualified employees in the financial related industry. Our ability to compete effectively in our businesses will depend on our ability to attract new employees and retain and motivate our existing employees.


Regulation

     Regulation of the Securities Industry and Broker-Dealers. Our business is subject to extensive regulation applicable to the securities industry in the United States and elsewhere. As a matter of public policy, regulatory bodies in the United States and rest of the world are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. In the United States, the SEC is the federal agency responsible for the administration of the federal securities laws. MAS Trade subsidiary is a registered broker-dealer with the SEC and the state of Indiana. MAS Trade is also a member of the NASD, a self regulatory body to which all broker-dealers belong. Certain self-regulatory organizations, such as the NASD, adopt rules and examine broker-dealers and require strict compliance with their rules and regulations. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees. The SEC and self-regulatory organization rules cover many aspects of a broker-dealer's business, including capital structure and withdrawals, sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, record-keeping, the financing of customers' purchases, broker-dealer and employee registration and the conduct of directors, officers and employees.

     Effect of Net Capital Requirements. As a registered broker-dealer and member of the NASD, we are subject to the Uniform Net Capital Rule under the Exchange Act. The Uniform Net Capital Rule specifies the minimum level of net capital a broker-dealer must maintain and also requires that at least a minimum part of its assets be kept in relatively liquid form. Our broker-dealer subsidiary is required to maintain minimum net capital of $5,000. As of June 30, 2001, MAS Trade had total net capital of approximately $5,795.14, or $795.14 in excess of the minimum amount required.

     The SEC and the NASD impose rules that require notification when net capital falls below certain predefined criteria, dictate the ratio of debt to equity in the regulatory capital composition of a broker-dealer and constrain the ability of a broker-dealer to expand its business under certain circumstances. Additionally, the Uniform Net Capital Rule and the NASD rules impose certain requirements that may have the effect of prohibiting a broker-dealer from distributing or withdrawing capital and requiring prior notice to the SEC and the NASD for certain withdrawals of capital.

     Application of Securities Act and Exchange Act to Internet Business. The Securities Act governs the offer and sale of securities. The Exchange Act governs, among other things, the operation of the securities markets and broker-dealers. When enacted, the Securities Act and the Exchange Act did not contemplate the conduct of a securities business through the Internet. Although the SEC, in releases and no-action letters, has provided guidance on various issues related to the offer and sale of securities and the conduct of a securities business through the Internet, the application of the laws to the conduct of a securities business through the Internet continues to evolve. Uncertainty regarding these issues may adversely affect the viability and profitability of our business.

     Foreign Securities Authorities. Any business that we conduct in foreign countries are subject to foreign law and the rules and regulations of foreign governmental and regulatory authorities. This may include laws, rules and regulations relating to any aspect of the securities business, including registration requirements for securities, sales methods, trade practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure, record-keeping, the financing of customers' purchases, broker-dealer and employee registration requirements and the conduct of directors, officers and employees.

     Changes in Existing Laws and Rules. Additional legislation or regulation, changes in existing laws and rules or changes in the interpretation or enforcement of existing laws and rules, either in the United States or elsewhere, may directly affect our mode of operation and our profitability.

Employees

     We believe that one of our strengths is the quality and dedication of our people and the shared sense of being part of a team. We strive to maintain a work environment that fosters professionalism, excellence, diversity and cooperation among our employees. As of June 30, 2001, we have 3 full-time employees and we have not entered into any written employment agreement with any of our employees.

Properties

     Our principal executive offices are located in Evansville, Indiana where we own a 2 story building with a total of approximately 20,000 square feet of office and warehouse space.

Legal Proceedings

Securities and Exchange Commission Investigations

     We and our affiliates have received subpoenas from the SEC's Division of Enforcement. Re: In the Matter of Offerings of Certain Public Shell Companies (D-2172-A), the staff of the SEC investigated our offer and sales of securities in public shell or blank check companies and numerous other unaffiliated entities conducting similar business. On August 3, 2000, our Chief Executive Officer, Aaron Tsai, and MAS Financial Corp. submitted an Offer of Settlement in which "the Staff intends to submit to the Commission". On December 14, 2000, the SEC enforcement attorney informed Aaron Tsai that the investigation was terminated and no enforcement action was recommended. In connection with this investigation, SEC entered into Joint Offer of Settlement with a number of individuals and entities in SEC Release No. 43709, 43710, 43711, 43712 and 43713, all dated December 12, 2000 published on the SEC's web site at http://www.sec.gov. These individuals and entities without admitting or denying the findings, were censured, ordered to cease and desist from violation of Securities Act and paid $10,000 civil money penalties. The findings by the SEC indicated that these individuals and entities acted as a broker or dealer without registration with the Commission.

     Re: In the Matter of Trading in the Securities of Country Star Restaurants, Inc., SEC file No. HO-3558, the staff of the SEC investigated BluePoint Linux Software Corp., formerly MAS Acquisition XI Corp. prior to the reverse merger. We and our affiliates did not own or trade securities of Country Star Restaurants, Inc. We and our affiliates own securities of BluePoint Linux Software Corp. In a letter dated January 25, 2001, the staff of the SEC informed Aaron Tsai, our Chief Executive Offer "that the staff of the Securities and Exchange Commission (the "Commission") intends to recommend that the Commission bring a civil action against your client, Aaron Tsai, alleging that he violated Section 5(a) and 5(c) of the Securities Act of 1933 ("Securities Act"), and Sections 10(b), 12(b), 13(d), and 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 12(b), 13(d), and 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") and Rules 10b-5, 12b-20, 13d-1, 13d-2, 16a-2, 16a-3, and Regulation S-B
promulgated thereunder. In accordance with Rule 5(c) of the Commission's Rules on Informal and Other Procedures, 17 C.F.R. $202.5(c), we are offering your client the opportunity to make a Wells Submission." Through legal counsel, Mr. Tsai submitted a mini Wells letter dated February 21, 2001 to the SEC. On May 24, 2001, the staff of the SEC's Washington D.C. office informed Aaron Tsai's legal counsel that their office has concluded investigation on Mr. Tsai because SEC's Chicago office is conducting an investigation on BluePoint Linux Software Corp. As of the date of this Prospectus, we received no further information from the SEC. If we can not resolve this investigation to our satisfaction, we may be subject to potential legal or administrative proceedings, and liabilities, which could have material and adverse effects on our business, results of operations, and financial condition.

     Re: In the Matter of Surgilight, Inc., (HO-8995), the staff of the SEC investigated Surgilight, Inc., formerly MAS Acquisition III Corp. prior to the reverse merger. We and our affiliates own securities of Surgilight, Inc. In a letter dated July 19, 2001, the staff of the SEC informed Aaron Tsai, our Chief Executive Offer "that the staff of the Securities and Exchange Commission (the "Commission") intends to recommend that the Commission bring a civil injunctive action against your client, Aaron Tsai, alleging that he violated Section 5(a) and 5(c) of the Securities Act of 1933 and aided and abetted violations of 17(a) of the Securities Act of 1933, Section 10(b) of the Securities Exchange of 1934, and Rule 10b-5 thereunder. In accordance with Rule 5(c) of the Commission's Rules on Informal and Other Procedures, 17 C.F.R. $ 202.5(c), we are offering your client the opportunity to make a Wells Submission." If we can not resolve this investigation to our satisfaction, we may be subject to potential legal or administrative proceedings, and liabilities, which could have material and adverse effects on our business, results of operations, and financial condition.

Other Litigation

     We are involved in various legal proceedings which arise in the normal course of business primarily in connection with contract disputes and other matters. We could incur significant legal fees in connection with these matters but based on currently available information, we believe that the resolution of these cases is not likely to have a material adverse effect on our business, financial position or future results of operations.

                                  MANAGEMENT

Executive Officers and Directors

     The following table presents information about each of our executive officers and directors.

Name                  Age               Position(s)
-------------------   ---  -----------------------------------------------
Aaron Tsai .........  31   Chairman, Chief Executive Officer and President

Graham H. Bowmer ...  45   Secretary and Director

John Tsai ..........  30   Vice President and Director



     Aaron Tsai, founder, Chairman, Chief Executive Officer and President, has been with us since our inception (MAS Financial Corp. subsidiary) in August 1995. He also serves as an officer and director of all of our subsidiaries including MAS Financial Corp., MAS Trade.net Inc. and a number of blank check subsidiaries. Mr. Tsai was a registered representative of Herman, Alexis & Co. Inc., a broker-dealer, from December 2000 to October 2001 and was a registered representative of Franklin Ross, Inc., a broker-dealer from July 2000 to November 2000. Mr. Tsai is an officer and director of Aimex Camera Corp., Aimex Marketing Corp. and Aimex Distributing Corp., which are 35mm camera wholesale companies, and has been in the 35mm camera business since November 1990. Mr. Tsai has managed several Chinese Restaurants owned and operated by his parents. Mr. Tsai is currently or has been an officer and director of a number of other active and inactive corporations. Mr. Tsai holds various securities licenses, including the series 7, 63, 24 and 28. Mr. Tsai attended New York University, Stern School of Business.

     Graham H. Bowmer, co-founder, Secretary and Director, has been with us since our inception (MAS Financial Corp. subsidiary) in August 1995. Mr. Bowmer serves as the Chairman, President and Chief Executive Officer of Corporate Services Central, Inc., to provide resident agent services to companies, since its inception on July 26, 2001. He also serves as an officer of our subsidiaries including MAS Financial Corp. and MAS Trade.net Inc. Mr. Bowmer is Sales Manager and was a Director of Aimex Camera Corp., Aimex Marketing Corp. and Aimex Distributing Corp., which are 35mm camera wholesale companies, and has been in the 35mm camera business since February 1995. Mr. Bowmer was the Sales Manager of American Multimedia, Inc., a distributor of multimedia add-on peripherals for personal computers from January 1997 to December 1998. Mr. Bowmer served as a Project / Industrial Engineer at Carborundum Abrasives G.B Ltd. from 1991 to 1993 and as a Project Engineer from 1984 to 1991. Mr. Bowmer was a registered representative in training with Franklin Ross, Inc., a broker-dealer, for securities licensing purposes. Mr. Bowmer holds series 7, 63 and 28 securities licenses. Mr. Bowmer received his
M. Sc degree in Industrial Ergonomics from the University of Birmingham, England in 1979 and his Polytechnic Diploma in Production Engineering from the City of Birmingham Polytechnic, England in 1978.

     John Tsai, Vice President and Director, has been with us since May 2000. Mr. Tsai serves as the Chairman, Chief Executive Officer and President of IPOConsulting.net, Inc., a consulting firm, since its inception on July 3, 2001. Mr. Tsai was a Consultant at Software Support Group, a computer information technology consulting firm from

September 1997 to May 2000. He served as Network Administrator at Dispatch Consumer Services, a printing company, from May 1997 to September 1997. He has been a PC Technician and Sales Person at Abacus Market, Inc., a wholesaler and retailer of personal computer products from October 1996 to May 1997. Mr. Tsai was Vice President of Aimex Camera Inc., a 35mm camera wholesale company, from September 1991 to October 1996. Mr. Tsai received B.S. degree in Business Administration from University of Evansville in 1993. John Tsai is brother of Aaron Tsai, our Chairman, Chief Executive Officer and President.

                              DIRECTOR COMPENSATION

     We currently have no non-employee directors. We have not paid any additional compensation to our employee directors. We may in the future compensate employee and non-employee directors.


                              EXECUTIVE COMPENSATION

     The following table sets forth the salaries, the bonuses and other compensations paid to all our executive officers during 2000.

                                                                    Long Term
                                       Annual Compensation         Compensation
                                  -------------------------------- ------------
                                                                     Securities
                                                      Other Annual  Underlying   All Other
Name and Principal Position  Year  Salary   Bonus     Compensation   Options    Compensation(6)
---------------------------  ---- -------- --------   ------------ ------------ ---------------
Aaron Tsai ..............    2000  $   --       --        --              --           --
 Chief Executive Officer
John Tsai ..............     2000   60,000(1)   --        --          100,000(2)       --
 Vice President
Darian Tenace..............  2000  $   --       --    $27,785(3)          --           --

Graham H. Bowmer ........... 2000   28,707    6,000       960(4)          --       $11,125(5)
 Secretary
--------

(1) Represents annual salary. Mr. Tsai joined our company in May 2000 and received $34,616 in annually salary during 2000.
(2) Represents compensation in connection with commencement of his employment.
(3) Represents $21,650 cash and 1,227 shares of our Common Stock paid to Mr. Tenace. Mr. Tenace served as our Vice President and resigned at the end of December, 2000. He was paid as an independent contractor.
(4) Represents cash payment in lieu of health insurance coverage.
(5) Represents market value of marketable securities as part of year 2000 bonus.
(6) Health insurance premiums paid by the company for the family of Mr. Aaron Tsai and Mr. John Tsai are not included.

Stock Options

     Option Grants. The following table sets forth information regarding stock options granted between January 1, 2000 and June 30, 2001 to executive officers and no options were exercised during that period. We have never granted stock appreciation rights.

                          Option Grants in Period Beginning January 1, 2000 and Ended June 30, 2001
                         -----------------------------------------------------------------------------
                                                       Individual Grants
                         -----------------------------------------------------------------------------
                                       Percentage of
                                       Total Options                             Potential Realizable
                                    Granted to Employees                           Value at Assumed
                                    (net of forfeitures)                            Annual Rates of
                         Number of     in the period                                  Stock Price
                         Securities      Beginning                                 Appreciation for
                         Underlying   January 1, 2000    Exercise or                Option Terms(4)
                          Options   and Ended March 31,   Base Price  Expiration ---------------------
          Name           Granted(1)       2001(2)        ($/Share)(3)    Date        5%        10%
          ----           ---------- -------------------- ------------ ---------- ---------- ----------
John Tsai...............   100,000           100%           $4.25      5/29/2015  $614,464  $1,663,624
AaronTsai...............         0             0%            N/A          N/A        N/A         N/A
Graham H. Bowmer .......         0             0%            N/A          N/A        N/A         N/A
--------

(1) Such options were granted prior to the adoption of our planned Nonqualified Stock Option Plan.
(2) Based on an aggregate of 100,000 options granted (net of forfeitures) to employees in the period beginning January 1, 2000 and ended June 30, 2001.
(3) The exercise price per share of each option was equal to 85% of the fair market value of the common stock on the date of the grant as determined by the Board of Directors. The Board of Directors determined fair market value of the common stock on the date of the grant based upon the most recent price paid by a third party for our common stock.

(4) Amounts represent hypothetical values that could be achieved for the respective options if exercised at the end of the option term. These values are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based on the market price of the underlying securities on the date of the grant. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

Management Benefit Plans

     We plan to adopt a Nonqualified Stock Option Plan and authorize the issuance of options to purchase up to 1,000,000 shares of Common Stock to executive officers, consultants and other key employees. Options under this Nonqualified Stock Option Plan will not be incentive stock options pursuant to
Section 422 of the Internal Revenue Code. At the discretion of the Board of Directors or Compensation Committee designated by the Board of Directors, options may be granted to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of such shares on the grant date. As of June 30, 2001, we granted options to buy 100,000 shares of Common Stock prior to adoption of the Nonqualified Stock Option Plan.

Employment Agreements

     We currently do not have written employment agreements with any of our officers and directors.

                             CERTAIN TRANSACTIONS

Transactions with Aaron Tsai

     In September 1999 we issued 30,000 shares of Common Stock to Mr. Aaron Tsai in exchange for advances made to MAS Financial Corp. aggregating $29,987. In addition, in September 1999, we issued 49,970,000 shares of Common Stock in exchange for certain marketable equity securities previously held by Mr. Tsai as follows:

- SurgiLight, Inc.          241,350 shares of common stock
- Salient Cybertechm Inc.    45,000 shares of common stock
- Netstaff, Inc.            500,000 shares of common stock
- Dimgroup.com Inc.         580,000 shares of common stock
- Nu Energy, Inc.           950,000 shares of common stock

     We have made unsecured interest free loans to Mr. Aaron Tsai during 1999, 2000 and 2001, which are due on demand. As of June 30, 2001, we have $100,000 in loan receivable from Aaron Tsai. Following table list loan receivable from Mr. Tsai:

     Date                   Amount
     -----------------     --------
     December 31, 1999     $217,850
     December 31, 2000     $    -
     June 30, 2001         $100,000

     We have been providing limited office and warehouse space to companies owned or affiliated with Aaron Tsai, John Tsai and Graham Bowmer at no cost.

                     INDEMNIFICATION OF DIRECTORS AND OFFICERS

     We plan to amend and restate our Articles of Incorporation to limit, to the maximum extent permitted under Indiana Business Corporation Law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

     Indiana Business Corporation Law (the "IBCL") permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

     We plan to amend our By-Laws to require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

     We intend to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

     In addition, we plan to enter into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under the IBCL, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Articles of Incorporation which we plan to amend and restate.

                             PRINCIPAL STOCKHOLDERS

     The following table presents information regarding the beneficial ownership of our common stock, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) by each of our executive officer and director and (iii) by all of our executive officers and directors as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned. The shares represented are shares owned as of June 30, 2001.

                                             Number of   Percentage of Common
                                               Shares    Equity Beneficially
                                            Beneficially        Owned
                                               Owned     --------------------
                                              Prior to    Prior to   After
Name and Address of Beneficial Owner (1)      Offering    Offering  Offering
----------------------------------------    ------------- -------- -----------
Aaron Tsai . . . . . . . . . . . . . . .     50,000,000    99.3%      98.0%
Chairman, Chief Executive
Officer and President

John Tsai (2). . . . . . . . . . . . . .        100,000       *          *
Vice President and Director

Graham H. Bomwer . . . . . . . . . . . .          1,000       *          *
Secretary and Director

All executive officers and directors as a
  Group (3 persons). . . . . . . . . . .     50,101,000    99.5%      98.2%
-------------------

* Less than 1%.

(1) The business address of all directors and executive officers is c/o MAS Capital Inc., 17 N. Governor St., Evansville, Indiana 47711.

(2) John Tsai is brother of Aaron Tsai. Represents options for 100,000 shares of our Common Stock at an exercise price of $4.25 per share.

                             DESCRIPTION OF SECURITIES

     Our Amended Articles of Incorporation authorizes us to issue 80,000,000 shares of common stock with no par value. Each holder of our common stock is entitled to one vote for each share of common stock held. As of the date of this prospectus, there are 50,359,627 shares of our common stock outstanding.

Common Stock

     The holders of common stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. The holders of the common stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor, subject to the preferential dividend rights of any shares of preferred stock. Upon liquidation, holders of common stock are entitled to share ratably in the remaining assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock. The holders of common stock have no cumulative voting rights or preemptive rights to purchase shares of our stock. Shares of common stock are not subject to any redemption provisions, and shares of common stock are not convertible into any other securities. All outstanding shares of common stock are fully paid and nonassessable. The shares of our common stock we will sell in this offering will also be fully paid and nonassessable when we receive payment for the shares.

Preferred Stock

     Our Amended Articles of Incorporation authorizes us to issue 20,000,000 shares of preferred stock, with no par value, of which none is outstanding. The existence of authorized but unissued preferred stock may enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal is not in our best interests, the Board of Directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder group. In this regard, the Amended Certificate of Incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the Board of Directors' authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of us. The Board of Directors currently does not intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Transfer Agent and Registrar

     Integra Bank is the transfer agent and registrar for the common stock.

                         SHARES ELIGIBLE FOR FUTURE SALE
                                     RULE 144

     Prior to this offering, there has not been any public market for our common stock. Sales of substantial amounts of common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the common stock and could impair our future ability to raise capital through the sale of equity securities.

     Upon the completion of this offering, there will be outstanding 51,000,000 shares of common stock. The 1,000,000 shares of common stock registered including 640,373 shares to be sold by the Company in this offering and 359,627 shares to be sold by the selling shareholders will be immediately eligible for sale in the public market.

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

* 1% of the number of shares of common stock then outstanding, which will equal approximately 510,000 shares assuming all the 640,373 shares offered by the Company are sold; or

* the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

                                   Rule 144(k)

     Under Rule 144(k), a person who is not deemed to have been one of our Affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an Affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

                             PLAN OF DISTRIBUTION

     We hereby offer up to 640,373 shares of common stock on an "as -sold, best efforts" basis at a price of $8.00 per share. All funds raised during this offering will be available to us immediately upon receipt. We may enter into arrangements with registered broker-dealers to help sell these shares in which case we will be required to pay commissions or other compensation to these agents. We currently have no understandings or arrangements with anybody to act as selling agent.

     It is anticipated that the selling shareholders will offer the Shares in direct sales to private persons and in open market transactions. The selling shareholders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the selling shareholders. We believe that no selling shareholders have any arrangements or agreements with any underwriters or broker-dealers to sell the Shares, and they may contact various broker-dealer to identify prospective purchasers. Additionally, agents, brokers or dealers may acquire Shares or interests in Shares and may, from time to time, effect distributions of the shares or interests in such capacity.

     The selling shareholder and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                             SELLING SHAREHOLDERS

     This prospectus concerns the transfer by the selling shareholders of an aggregate of 359,627 shares of common stock. The selling shareholders may transfer the common stock at those prices that they are able to obtain in the market or as otherwise negotiated. In addition, the selling shareholders may transfer the shares in exchange for consideration other than cash, or for no consideration, as determined by the selling shareholders in their sole discretion. This prospectus may be used by the selling shareholders to transfer shares of the common stock to affiliates of the selling shareholders. We will receive no proceeds from the sale of common stock by the selling shareholders.

     The following table sets forth the name of the selling shareholders, the number of shares of common stock owned by the selling shareholders before this offering, the number of shares of common stock being registered, and the number and percentage of shares of common stock owned after this offering. None of the selling shareholders has held any position or office, or had any marital relationship with our officers or directors in the past three years except as noted below.

-----------------------------------------------------------------------------------------------
                                  Beneficial Ownership                  Beneficial Ownership
                                      Prior to the                             After the
                                         Offering         Number of           Offering (1)
                                  ---------------------    Shares       -----------------------
Name of Selling Shareholder             Number  Percent   Registered       Number      Percent
-----------------------------------------------------------------------------------------------
David & Rhonda Glavich                  4,000     *            4,000          0            0
-----------------------------------------------------------------------------------------------
Patrick Connolly                        7,000     *            7,000          0            0
-----------------------------------------------------------------------------------------------
Ersel Susar                             4,000     *            4,000          0            0
-----------------------------------------------------------------------------------------------
Richard L. Slade                          700     *              700          0            0
-----------------------------------------------------------------------------------------------
Slade Family Trust                      1,500     *            1,500          0            0
-----------------------------------------------------------------------------------------------
Joel H. Robinson                        2,000     *            2,000          0            0
-----------------------------------------------------------------------------------------------
Wilbert M.S. Ho & Helen Y. Ho           2,000     *            2,000          0            0
-----------------------------------------------------------------------------------------------
Curtiss H. Borglund Sr.                 1,000     *            1,000          0            0
-----------------------------------------------------------------------------------------------
Preston Family Trust                   10,000     *           10,000          0            0
-----------------------------------------------------------------------------------------------
Gregory A. Sablic                      10,000     *           10,000          0            0
-----------------------------------------------------------------------------------------------
Darian Tenace (1)                       1,227     *            1,227          0            0
-----------------------------------------------------------------------------------------------

                                       34


John A. Hudak                           1,000     *            1,000          0            0
-----------------------------------------------------------------------------------------------
Graham Bowmer (2)                       1,000     *            1,000          0            0
-----------------------------------------------------------------------------------------------
Monica Preston                            200     *              200          0            0
-----------------------------------------------------------------------------------------------
Timothy Lily                              100     *              100          0            0
-----------------------------------------------------------------------------------------------
Rebecca Lilly                             100     *              100          0            0
-----------------------------------------------------------------------------------------------
Sierra Lilly                              100     *              100          0            0
-----------------------------------------------------------------------------------------------
Alexis Lilly                              100     *              100          0            0
-----------------------------------------------------------------------------------------------
Charles S. Roberson                       100     *              100          0            0
-----------------------------------------------------------------------------------------------
Neil M. Dalrymple, Jr.                  1,000     *            1,000          0            0
-----------------------------------------------------------------------------------------------
Rick A. Hemmer                            500     *              500          0            0
-----------------------------------------------------------------------------------------------
David Guevara Diaz                        500     *              500          0            0
-----------------------------------------------------------------------------------------------
April K. Carlisle                         500     *              500          0            0
-----------------------------------------------------------------------------------------------
Stephen Jung Lee                          500     *              500          0            0
-----------------------------------------------------------------------------------------------
Sergei M. Nerba                           500     *              500          0            0
-----------------------------------------------------------------------------------------------
Chin Chia Lai                          30,000     *           30,000          0            0
-----------------------------------------------------------------------------------------------
Shiu-Mei Lai                           30,000     *           30,000          0            0
-----------------------------------------------------------------------------------------------
Teng Fang Lai                          15,000     *           15,000          0            0
-----------------------------------------------------------------------------------------------
Meei Shiang Chang                      15,000     *           15,000          0            0
-----------------------------------------------------------------------------------------------
Hsui Hui Chen                          30,000     *           30,000          0            0
-----------------------------------------------------------------------------------------------
Hui Chin Lin                           30,000     *           30,000          0            0
-----------------------------------------------------------------------------------------------
Xiu Hui Huang                          20,000     *           20,000          0            0
-----------------------------------------------------------------------------------------------
Weng Yu Lien Huang                     40,000     *           40,000          0            0
-----------------------------------------------------------------------------------------------
Meng Chou Huang                        20,000     *           20,000          0            0
-----------------------------------------------------------------------------------------------
Ruo Yu Liu                             40,000     *           40,000          0            0
-----------------------------------------------------------------------------------------------
Chun Mei Lo                            40,000     *           40,000          0            0
-----------------------------------------------------------------------------------------------

(1)  Mr. Darian Tenace was a former Vice President of MAS Capital Inc.
(2)  Mr. Graham Bowmer is the Secretary and Director of MAS Capital Inc.
* Less than 1%.

                                 LEGAL MATTERS

     Law Offices of Julia Sylva, a Law Corporation, has acted as our counsel in connection with a legal opinion relating to the validity of the Shares under this prospectus that have been issued to the selling shareholders and that are to be issued by the Company. No other matters have been passed upon by such counsel.

                                    EXPERTS

     Our consolidated financial statements for the years ended December 31, 2000 and 1999, included in this prospectus, have been audited by Stark Winter Schenkein & Co., LLP (formerly Stark Tinter & Associates, LLC), independent certified public accountants, as stated in report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                      Where You Can Find More Information

     We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and the shares we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.

     As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. Our filings may be inspected and copied without charge at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, we are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may be accurate as of the date of this prospectus.

                               MAS Capital Inc.


                               1,000,000 Shares

                                Of Common Stock


                                ---------------

                                  PROSPECTUS

                                ---------------



                                MAS Capital Inc.



                                _________, 2001


     Until _______, 2001 (90 days after the date of this prospectus), all dealers effecting transactions in the shares of common stock, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table presents an itemized statement of our estimated expenses in connection with the registration of our common stock.


     Legal fees and expenses...................       $ 30,000
     EDGAR, printing, postage and mailing......         75,000
     Accounting fees and expenses..............         25,000
     Securities marketing expenses.............         35,000
     SEC fee...................................          2,112
     Blue Sky fees and expenses................         15,000
     Other.....................................         17,888
                                                      --------
     TOTAL.....................................       $200,000
                                                      ========

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We intend to amend our Articles of Incorporation and By-Laws to provide that we shall, subject to the limitations contained in the Indiana Business Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

ITEM 26.    RECENT SALES OF UNREGISTERED SECURITIES

     The Registrant has sold and issued the following securities since September 8, 1999 (inception):

     (1) On September 8, 1999, we issued 30,000 shares of common stock to Aaron Tsai in exchange for $29,987 advances made to MAS Financial Corp. Such sales were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

     (2) On September 28, 1999, we issued 49,970,000 shares of common stock to Aaron Tsai in exchange for certain marketable equity securities previously held by him as follows:

     Surgilight, Inc.	        241,350 shares
     Salient Cybertech, Inc.     45,000 shares
     Netstaff, Inc. 	        500,000 shares
     Dimgroup.com, Inc.       	580,000 shares
     Nu Energy, Inc.          	950,000 shares

Such sales were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

     (3) From January 1, 2000 to January 2, 2001, we sold 354,800 shares of common stock to a total of 28 investors at the price of $5.00 per share. Such sales were made in reliance on Section 4(2), or Regulation D promulgated thereunder, or Regulation S of the Securities Act.

     (4) On March 21, 2000, we issued 2,125 shares of common stock to Darian Tenace and Graham H. Bowmer. Of the 2,125 shares of common stock, 1,125 shares were issued for consulting services and 1,000 shares were sold at $4.50 per share. Such sales were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

     (5) On December 31, 2000, we issued 102 shares of common stock to Darian Tenace for consulting services. Such sales were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

     (6) On May 29, 2000, we granted options to purchase 100,000 shares of common stock at the price of $4.25 to John Tsai. Such grant were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

     (7) On July 17, 2000, we issued 100 shares of common stock to Charles S. Roberson for consulting services. Such sales were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

     (8) From September 21, 2000 to September 29, 2000, we issued 2,500 shares of common stock to 5 individuals who were shareholders of our subsidiaries pursuant to an Agreement to return 49,500 shares in each of our 79 subsidiaries for cancellation.

     In each of the foregoing transactions, the purchasers of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, no general solicitation or advertising was used and appropriate legends were affixed to the certificates that represented such securities. No commissions were paid in connection with any of the foregoing transactions, and no brokers or underwriters were engaged.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

     (a) List of Exhibits (filed herewith unless otherwise noted)

3.1     Articles of Incorporation of MAS Capital Management Inc.
3.2     Articles of Incorporation of MAS Capital Inc. (re-incorporating
        MAS Capital Management Inc. in the State of Indiana.)
3.3     Bylaws of MAS Capital Management Inc.
3.4     Amended and Restated By-Laws of MAS Capital Inc.
5.1     Opinion of Law Offices of Julia Sylva re: legality
10.1    Consulting Agreement with B/D Compliance Associates, Inc.
21.1    Subsidiaries of MAS Capital Inc.
23.1	Consent of Stark Winter Schenkein & Co., LLP (formerly Stark Tinter &
        Associates, LLC) as independent auditors
--------------------------------------

     (b) Financial Statement Schedules

     The financial statement schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of MAS Capital Inc. or related notes thereto.

ITEM 28. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Evansville, State of Indiana, on October 9,2001

       MAS Capital Inc.

By:    /s/ Aaron Tsai
       ----------------------------------
       Aaron Tsai
       President, Chief Executive Officer
       and Chairman of the Board

       In accordance with the requirements of the Securities Act of 1933, this registration Statement was signed by the following persons in the capacities and on the dates indicated:

Name                              Title                     Date
----                              -----                     ----

/s/ Aaron Tsai          President, Chief Executive          October 9,2001
--------------------    Officer and Chairman of the Board
Aaron Tsai

/s/ Graham H. Bowmer    Secretary and Director              October 9,2001
--------------------
Graham H. Bowmer

/s/ John Tsai           Vice President and Director         October 9,2001
--------------------
John Tsai

                               MAS CAPITAL INC.
                         INDEX TO FINANCIAL STATEMENTS

            	                                                   Page
                                                                   ----
Report of Independent Auditors	                                   F-1

Consolidated balance sheet as of December 31, 2000	           F-2

Consolidated statements of operations for the years ended
  December 31, 2000 and 1999 				           F-3

Consolidated statement of stockholders' equity for the years
  ended December 31, 2000 and 1999	                           F-4

Consolidated statements of cash flows for the years ended
  December 31, 2000 and 1999					   F-5

Notes to consolidated financial statements                         F-6

Balance Sheet as of June 30, 2001                                  F-12

Consolidated Statements of Operations for the six months ended
  June 30, 2001                                                    F-13

Cash Flow Statement for the six months ended June 30, 2001         F-14

Notes to Consolidated Financial Statements                         F-15


                         REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
MAS Capital Inc.

We have audited the accompanying consolidated balance sheet of MAS Capital Inc. as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years ended December 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MAS Capital Inc., and the results of its operations, and its cash flows for each of the years ended December 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.



/s/ Stark Tinter & Associates, LLC
Stark Tinter & Associates, LLC
Certified Public Accountants

Denver, Colorado
April 16, 2001

                               MAS Capital Inc.
                           Consolidated Balance Sheet
                              December 31, 2000

                                  ASSETS
CURRENT ASSETS
  Cash                                                        $   177,994
		                                              -----------

PROPERTY AND EQUIPMENT , NET		                          216,386
				                              -----------

OTHER ASSETS
  Available for sale securities                                 2,827,685
				                              -----------
                                                               $3,222,065
				                              ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Income taxes payable		                              $    23,885
  Deferred income taxes		                                  387,000
  Accounts payable		                                    1,500
		                                              -----------
      Total current liabilities                                   412,385
				                              ===========

STOCKHOLDERS' EQUITY
  Preferred stock, 20,000,000 undesignated shares authorized	      -
  Common stock, no par value, 80,000,000 shares
   authorized, 50,319,627 shares issued and outstanding		1,632,622
  Additional paid-in capital		                          108,000
  Retained earnings		                                  435,894
  Accumulated other comprehensive income
   Unrealized gains on available for sale securities	          633,164
		                                              -----------
                                              		        2,809,680
				                              -----------
                                               		      $ 3,222,065
				                              ===========




See the accompanying notes to the consolidated financial statements.

                               MAS Capital Inc.
                   Consolidated Statements of Operations
               For the Years Ended December 31, 2000 and 1999

                                                         2000        1999
                                                     -----------  -----------
REVENUE
  Product sales                                      $     -      $    19,215
  Sales of subsidiary companies                        1,115,000          -
  Consulting fees                                         77,030      222,660
                                                     -----------  -----------
                                                       1,192,030      241,875
                                                     -----------  -----------
OPERATING COSTS AND EXPENSES
   Cost of sales                                             -         16,520
   General and administrative                          1,932,507      211,380
                                                     -----------  -----------
                                                       1,932,507      227,900
                                                     -----------  -----------

INCOME (LOSS) FROM OPERATIONS                           (740,477)      13,975
                                                     -----------  -----------
OTHER INCOME
  Other income                                            64,296         -
  Realized gain on marketable securities               1,360,399      109,725
                                                     -----------  -----------
                                                       1,424,695      109,725
                                                     -----------  -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                 684,218      123,700

PROVISION FOR INCOME TAXES                              (260,000)     (47,000)
                                                     -----------  -----------

NET INCOME                                               424,218       76,700

OTHER COMPREHENSIVE INCOME
  Unrealized gain (loss) on available for sale
    securities, net of income taxes (benefits) of
    ($766,000) and $1,153,000                         (1,251,295)   1,884,459
                                                     -----------  -----------
COMPREHENSIVE INCOME (LOSS)                          $ (827,077)  $ 1,961,159
                                                     ===========  ===========
PER SHARE INFORMATION:

Weighted average common shares outstanding -
 basic and fully diluted                              50,100,125   50,000,000
                                                     ===========  ===========

Income per share - basic and fully diluted           $      0.01  $      0.00
                                                     ===========  ===========

See the accompanying notes to the consolidated financial statements.

                                          MAS Capital Inc.
                         Consolidated Statement of Stockholders' Equity For the Years Ended December 31, 2000 and 1999

                                              Common Stock         Additional  Other        Retained
                                              ------------          Paid in    Comprehensive
                                          Shares      Amount        Capital    Income       Earnings    Total
                                          ---------   ----------   ---------   ----------   ---------   -----------
Balance December 31, 1998                 8,500,000   $       90   $  24,000   $      -     $ (65,024)  $   (40,934)

Cancellation of shares in conjunction
  with reorganization                    (8,500,000)         (90)        -            -           -             (90)

Common stock issued as repayment of
  shareholder advances                       30,000       29,987         -            -           -          29,987

Common stock issued for marketable
  securities                             49,970,000          -           -            -           -             -

Contribution of officer's salary to
  capital                                       -            -        24,000          -           -          24,000

Unrealized gain on marketable securities        -            -           -      1,884,459         -       1,884,459

Net income for the year                         -            -           -            -        76,700        76,700

Balance December 31, 1999                50,000,000       29,987      48,000    1,884,459      11,676     1,974,122

Common shares issued for cash               315,800    1,578,500         -            -           -       1,578,500

Common shares issued for services
  and other non cash items                    3,827       24,135                                             24,135

Contribution of officer's salary to capital      -            -       60,000           -           -          60,000

Unrealized gain (loss) on marketable
  Securities                                    -            -          -      (1,251,295)        -      (1,251,295)

Net income for the year                         -            -          -             -       424,218       424,218
                                         ----------   ----------   ---------   ----------   ---------   -----------
Balance December 31, 2000                50,319,627   $1,632,622   $ 108,000   $  633,164   $ 435,894   $ 2,809,680

See the accompanying notes to the consolidated  financial statements.

                               MAS Capital Inc.
                    Consolidated Statements of Cash Flows
               For the Years Ended December 31, 2000 and 1999

                                                        2000         1999
                                                     -----------  -----------
Net income                                           $   424,218  $    76,700
  Adjustments to reconcile net income to net
   cash provided by (used in) operating activities:
   Officer's contribution of salary to capital            60,000       24,000
   Common stock issued for services and other non
     cash items                                           24,135          -
   Depreciation                                            4,896          -
   Realized gain on the sale of marketable securities (1,360,399)    (109,125)
Changes in assets and liabilities:
    (Increase) decrease in accounts receivable               -         11,730
    (Increase) decrease in inventory                         -            263
    (Increase) decrease in other assets                    4,280       (4,280)
    Increase (decrease) in income taxes payable          (23,115)      47,000
    Increase (decrease) in accounts payable              (34,900)      36,400
    Increase (decrease) in accrued expenses              (60,000)      60,000
                                                     -----------  -----------
       Total adjustments                              (1,385,103)      65,988
                                                     -----------  -----------
Net cash provided by (used in) operating activities     (960,885)     142,688
                                                     -----------  -----------
Cash flows from investing activities:
  Purchase of property and equipment                    (221,282)         -
  Proceeds from the sale of marketable securities      1,710,485      109,125
  Investment in marketable securities                 (2,147,607)     (10,000)
                                                     -----------  -----------
Net cash provided by investing activities               (658,404)      99,125
                                                     -----------  -----------
Cash flows from financing activities:
  Proceeds from the sale of common stock               1,578,500          -
  (Increase) decrease in receivable from shareholder     217,850     (187,953)
  Repayment of shareholder loan                              -        (54,541)
                                                     -----------  -----------
Net cash provided by (used in) financing activities    1,796,350     (242,494)
                                                     -----------  -----------

Increase (decrease) in cash and cash equivalents         177,061         (681)

Cash and cash equivalents, beginning of period               933        1,614
                                                     -----------  -----------

Cash and cash equivalents, end of period             $   177,994  $       933
                                                     ===========  ===========
Supplemental cash flow information:
   Cash paid for interest                            $       -    $       -
   Cash paid for income taxes                        $   283,115  $       -

Non cash investing and financing activities:
   Common stock issued as repayment of shareholder
     advances                                        $       -         29,987

See the accompanying notes to the consolidated financial statements.

                                 MAS Capital Inc.
                    Notes to Consolidated Financial Statements
                                December 31, 2000

NOTE 1. NATURE OF BUSINESS

Nature of Business

MAS Financial Corp. ("MAS Financial") was incorporated on August 8, 1995 in the State of Delaware and reincorporated in the State of Indiana on November 8, 1999. MAS Capital Inc. was incorporated as MAS Capital Management Inc. in the Commonwealth of the Bahamas on September 8, 1999 and reincorporated as MAS Capital Inc. ("MAS Capital") in the State of Indiana on January 12, 2000. On September 8, 1999 the sole shareholder of MAS Financial contributed all of the issued and outstanding common shares of MAS Financial to MAS Capital. The accompanying financial statements include the accounts of MAS Financial to September 8, 1999 and the consolidated companies from September 8, 1999 through December 31, 2000.

The Company's primary business activity is providing financial consulting services. In addition, the Company assists private companies in becoming reporting companies with the Securities and Exchange Commission by providing reporting blank check companies with which the private companies can merge.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated. The Company's subsidiaries include the following:

                    MAS Financial Corp.
                    MAS Trade.Net Inc.

In addition, the Company has a 97% ownership several inactive blank check companies.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company derives its revenue from financial consulting services. Revenues are recognized when earned with reserves established for doubtful accounts.

In addition, when the Company sells one of its blank check companies to a private company the Company maintains a percentage ownership of the common stock of the blank check company. The Company recognizes gains and losses related to these securities upon their sale. Revenues recorded in 2000 aggregated $1,115,000 from the sales of subsidiary companies.

Revenue from products sold is recognized when the product is shipped.

Marketable Securities

The Company's marketable securities consist primarily of common stock holdings and are classified as available-for-sale and are reported at fair value. Unrealized gains and losses are reported, net of taxes, as a component of stockholders' equity within accumulated other comprehensive income. Unrealized losses are charged against income when a decline in fair value is determined to be other than temporary. The specific identification method is used to determine the cost of securities sold.

Marketable securities, which have no readily determinable fair value, are carried at the lower of cost or market.

Long-Lived Assets

In accordance with Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances, both internally and externally, that may suggest impairment. To date, no such impairment has been indicated. Should there be an impairment in the future, the Company will measure the amount of the impairment based on undiscounted expected future cash flows from the impaired assets. The cash flow estimates that will be used will contain management's best estimates, using appropriate and customary assumptions and projections at the time.

Concentrations and Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents, available for sale securities and accounts payable. The carrying amounts of these accounts in the accompanying financial statements approximate their respective fair values. At December 31, 2000 available for sale securities represent approximately 88% of the Company's total assets.

Net  Income (Loss) Per Common Share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.

Segment Information

The Company follows SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information." Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure as it expands its operations.

Recent Pronouncements

The FASB recently issued Statement No 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133". The Statement defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities". The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company does not expect the adoption of SFAS 133 to have a material impact on its financial position or results of operations.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB No. 101), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

Note 3.  MARKETABLE SECURITIES

On September 8, 1999 the Company's sole shareholder contributed marketable equity securities to the capital of the Company in exchange for 49,970,000 shares of common stock (see Note 8). In addition, pursuant to consulting contracts whereby the Company assisted in merging certain entities with blank check companies, which it owned, the Company maintained a percentage ownership of the common stock of the merged entities.

The Company's marketable securities consist of the above investments in common equity securities and the purchase by the Company of certain other investment securities and are classified as available for sale. The net unrealized gains (losses) are included in accumulated other comprehensive income as a component of stockholders' equity.

Marketable securities consist of the following common shares at
                     December 31, 2000:

                                                                 Estimated
                                                  Amortized     Fair Market Unrealized
                                                     Cost         Value     Gain (loss)
                                                 -----------   ----------   ----------
Surgilight, Inc. (446,200 shares)                 $            $  840,959   $  840,959
Netstaff, Inc. (478,000 shares)                         -          23,900       23,900
Airtrax, Inc. (55,582 shares)                           -         111,164      111,164
Dimgroup.com, Inc. (708,000 shares)                     -          44,563       44,563
Bluepoint Linux Software Corp.(263,200 shares)          -         156,193      156,193
Home Financing Centers, Inc. (284,000 shares)           -         124,250      124,250
Worldcom, Inc. (6,000 shares)                       245,347        84,375     (160,972)
Bristol Myers Squibb Co. (6,000 shares)             300,750       443,625      142,875
Computer Associates Intl., Inc. (11,000 shares)     305,500       214,500      (91,000)
Citrix Systems, Inc. (10,000 shares)                233,750       225,000       (8,750)
Nasdaq 100 (8,000 shares)                           603,000       467,000     (136,000)
VISX, Inc. (4,370 shares)                           117,674        45,612      (72,062)
Other                                                 1,500        46,544       45,044
                                                  ----------   ----------   ----------
                                                  $1,807,521   $2,827,685   $1,020,164
                                                  ==========   ==========   ==========

The gross realized gains and losses on sales of available-for-sale securities were $1,360,399 and $109,725. The adjustment to unrealized holding gains on available-for-sale securities included in accumulated other comprehensive income as a component of stockholders' equity totaled $633,164 net of applicable income taxes of $387,000.

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2000:

                    Building                            $ 210,000
                    Equipment and furniture                11,282
                                                        ---------
                                                          221,282
                    Accumulated depreciation               (4,896)
                                                        ---------
                                                        $ 216,386

Depreciation charged to operations was $4,896 in 2000.

NOTE 5. RELATED PARTY TRANSACTIONS

During 1999 and 1998 the Company advanced an aggregate of $217,850 to its majority shareholder. This balance was repaid in 2000.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Blank Check Companies

The Securities and Exchange Commission ("SEC") has issued guidance on whether the commencement of a trading market for blank check companies constitutes a distribution in violation of the registration requirements of the Securities Act.

It is the SEC's view, that both before and after the business combination with an operating entity the promoters or affiliates of blank check companies are underwriters of the securities issued. Accordingly, the securities can only be resold through registration under the Securities Act.

In the past, the Company has sold securities of certain blank check companies, which it had previously controlled, and that have been merged with operating entities. These securities had not been registered pursuant to the securities Act. The Company has not yet determined the impact that the SEC's position will have on its past or future operations. It is the Company's intent to register these shares in the future should, registration be considered necessary by the Company and its advisors.

During January 2001 the SEC staff advised the Company's majority shareholder that it intends to recommend that the Commission bring a civil action against him alleging that he violated certain provisions of the federal securities laws.

Concentrations

During 2000 the Company paid consulting fees to two foreign entities aggregating $850,000 and $700,000. These entities provided services related to
(a) the identification of companies in Hong Kong, Taiwan and China interested in having their companies quoted on the OTC Bulletin Board; (b) investment opportunities in Hong Kong, Taiwan and China; and (c) the introduction to underwriters in Taiwan.

NOTE 7. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes", which requires use of the liability method. FAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The components of the income tax provision are as follows

                                            2000            1999
                                           --------       --------
              Current                      $260,000       $ 47,000
              Deferred                          -              -
                                           --------       --------
                                           $260,000       $ 47,000
                                           ========       ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax liability of $387,000 at December 31, 2000 results from the unrealized gain on available for sale securities and is also included as a component of other comprehensive income.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

                                                   2000          1999
                                                 --------      --------
              Tax at statutory rate                 34%           34%
              State tax, net of federal benefit      4             4
                                                 --------      --------
                                                    38%           38%
                                                 ========      ========
NOTE 8.  STOCKHOLDERS' EQUITY

Reincorporation and Authorized Capital

In January 2000, the Company reincorporated in the state of Indiana with authorized capital of 20,000,000 undesignated shares of preferred stock and 80,000,000 shares of no par value common stock. The accompanying consolidated financial statements have been restated to reflect the recapitalization.

At Inception, MAS Financial issued 8,500,000 shares of common stock in exchange for incorporation fees paid of $90. In conjunction with the acquisition of MAS Financial by MAS Capital during 1999, these shares were acquired by MAS Capital.

During September 1999 the Company issued 30,000 shares of its common stock to its majority shareholder in exchange for advances made to MAS Financial in previous periods aggregating $29,987.

In addition, during September 1999 the Company issued 49,970,000 shares of its common stock to its majority shareholder in exchange for certain marketable equity securities previously held by its majority shareholder as follows:

	     Surgilight, Inc.	        241,350 shares
	     Salient Cybertech, Inc. 	 45,000 shares
	     Netstaff, Inc. 	        500,000 shares
	     Dimgroup.com, Inc.       	580,000 shares
             Nu Energy, Inc.            950,000 shares

The value attributed to the above marketable equity securities was the historical cost of the shareholder of $0.

During January 2000 the Company commenced a private placement of up to 5,000,000 shares of its common stock at a price of $5.00 per share. Pursuant to the private placement the Company sold 315,800 shares of common stock for cash aggregating $1,578,500.

In addition, the Company issued 3,827 shares of common stock for services and other non cash items valued at $24,135 which management believes is the fair value of the services and other items provided.

                             MAS Capital Inc.
                        Consolidated Balance Sheet
                               June 30, 2001
                                (Unaudited)

                                    ASSETS
CURRENT ASSETS
  Cash                                                         $    141,658
                                                               ------------

PROPERTY AND EQUIPMENT , NET                                        211,236
                                                               ------------
OTHER ASSETS
  Due from affiliates                                               100,000
  Other                                                               5,400
  Available for sale securities                                   2,472,555
                                                               ------------
                                                                  2,577,955
                                                               ------------
                                                               $  2,930,849
                                                               ============
                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Deferred income taxes                                        $    235,000
  Accounts payable                                                    2,130
                                                               ------------
      Total current liabilities                                     237,130
                                                               ------------
STOCKHOLDERS' EQUITY
  Preferred stock, 20,000,000 undesignated shares authorized          -
  Common stock, no par value, 80,000,000 shares
   authorized, 50,359,627 shares issued and outstanding           1,832,622
  Additional paid-in capital                                        138,000
  Retained earnings                                                 338,357
  Accumulated other comprehensive income
   Unrealized gains on available for sale securities                384,740
                                                               ------------
                                                                  2,693,719
                                                               ------------
                                                               $  2,930,849
                                                               ============

     See the accompanying notes to the consolidated financial statements.

                             MAS Capital Inc.
                    Consolidated Statements of Operations
                 For the Six Months Ended June 30, 2001 and 2000
                               (Unaudited)

                                                          2001        2000
                                                     -----------  -----------
REVENUE
  Sale of subsidiary companies                       $     -      $ 1,070,000
  Consulting fees                                          -          137,030
                                                     -----------  -----------
                                                           -        1,207,030
                                                     -----------  -----------
OPERATING COSTS AND EXPENSES
   General and administrative                            204,568      160,472
                                                     -----------  -----------

INCOME (LOSS) FROM OPERATIONS                           (204,568)   1,046,558
                                                     -----------  -----------
OTHER INCOME
  Other income                                             9,701       37,610
  Realized gain on marketable securities                 167,774    1,394,722
                                                     -----------  -----------
                                                         177,475    1,432,332
                                                     -----------  -----------

INCOME BEFORE PROVISION FOR INCOME TAXES                 (27,093)   2,478,890

PROVISION FOR INCOME TAXES                               (70,444)    (941,000)
                                                     -----------  -----------

NET INCOME                                               (97,537)   1,537,890

OTHER COMPREHENSIVE INCOME
  Unrealized gain (loss) on available for sale
    securities, net of income taxes (benefits) of
    ($152,000) and $2,157,000                           (248,424)   3,525,546
                                                     -----------  -----------
COMPREHENSIVE INCOME (LOSS)                            $(345,961) $ 5,063,436
                                                     ===========  ===========
PER SHARE INFORMATION:

Weighted average common shares outstanding -
 basic and fully diluted                              50,339,627   50,021,812
                                                     ===========  ===========

Income per share - basic and fully diluted           $     (0.00) $      0.03
                                                     ===========  ===========



     See the accompanying notes to the consolidated financial statements.

                             MAS Capital Inc.
                  Consolidated Statements of Cash Flows
            For the Six Months Ended June 30, 2001 and 2000
                               (Unaudited)

                                                          2001        2000
                                                       -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities    $  (236,336) $ 1,228,820
                                                       -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities          -         (210,000)
                                                       -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash provided by (used in) financing activities        200,000      212,000
                                                       -----------  -----------

Increase (decrease) in cash and cash equivalents           (36,336)   1,230,820

Cash and cash equivalents, beginning of period             177,994          933
                                                       -----------  -----------
Cash and cash equivalents, end of period               $   141,658  $ 1,231,753
                                                       ===========  ===========

Supplemental cash flow information:
   Cash paid for interest                              $     -      $    -
   Cash paid for income taxes                          $   103,229     $109,358


     See the accompanying notes to the consolidated financial statements.

                                 MAS Capital Inc.
                 Notes to Consolidated Financial Statements
                               June 30, 2001
                                (Unaudited)

(1)	Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and Item 310(b) of Regulation SB. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 2000, including notes thereto.

(2)	Earnings Per Share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding.

(3)	Impairment of Long Lived Assets

Long lived assets and certain identifiable intangibles held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. Management has not identified any impairment losses as of June 30, 2001.

(4)	Marketable Securities

The Company's marketable securities consist primarily of common stock holdings and are classified as available-for-sale and are reported at fair value. Unrealized gains and losses are reported, net of taxes, as a component of stockholders' equity within accumulated other comprehensive income. Unrealized losses are charged against income when a decline in fair value is determined to be other than temporary. The specific identification method is used to determine the cost of securities sold.

Marketable securities, which have no readily determinable fair value, are carried at the lower of cost or market.

Marketable securities had an amortized cost of $1,852,815 and an estimated fair market value of $2,472,555 at June 30, 2001.

The gross realized gains on sales of available-for-sale securities were $167,774 and $1,394,722 for the six months ended June 30, 2001 and 2000.. The adjustment to unrealized holding gains on available-for-sale securities included in accumulated other comprehensive income as a component of stockholders' equity totaled $384,740 net of applicable income taxes of $235,000 at June 30, 2001.

(5)	Stockholders' Equity

During the six months ended June 30, 2001 the Company issued 40,000 shares of its common stock for cash aggregating $200,000.

During the six months ended June 30, 2001 the Company issued 100,000 stock options to an officer exercisable at $4.25 per share and expiring on May 29, 2015.

The Company accounts for stock-based compensation plans by applying APB Opinion #25, "Accounting for Stock Issued to Employees," and related Interpretations ("APB 25"). Under APB 25, because the exercise price of the Company's employee stock options approximates the market price of the underlying stock at the date of grant, no compensation cost is recognized.

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net income and earnings per share as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in SFAS 123. The fair value of the option grants is estimated on the date of grant utilizing the minimum value method with the following weighted average assumptions for grants during the period ended June 30, 2001: expected life of options of 14 years, risk-free interest rates of 4.0% and no dividend yield. The weighted average fair value at the date of grant for options granted during the period ended June 30, 2001 approximated $2.57 per option. These results may not be representative of those to be expected in future years.

Under the provisions of SFAS 123, the Company's net (loss) and (loss) per share would have been (increased) to $(354,537) and $(.01).

(6)	Commitments and Contingencies

SEC Investigations

The Company and its affiliates have been subpoenaed by the SEC in connection with three investigations. One investigation, Re: In the Matter of Offerings of Certain Public Shell Companies (D-2172-A), was terminated without any action taken against the Company and its affiliates. In connection with another investigation, Re: In the Matter of Trading in the Securities of Country Star Restaurants, Inc. SEC File No. HO-3558, the staff of the SEC intends to recommend that the Commission bring a civil action against Aaron Tsai, our Chief Executive Officer for alleged securities law violations. Through legal counsel Mr. Tsai submitted a mini Wells letter dated February 21, 2001 to the SEC. On May 24, 2001, the staff of the SEC's Washington D.C. office informed Aaron Tsai's legal counsel that their office has concluded investigation on Mr. Tsai because SEC's Chicago office is conducting an investigation on BluePoint Linux Software Corp. In connection with another investigation, Re: In the Matter of Surgilight, Inc. (HO-08995), the staff of the SEC intends to recommend that the Commission bring a civil injunctive action against Aaron Tsai for alleged securities law violations. Adverse determinations in any of these proceedings could subject the Company to civil and criminal actions and our business could be seriously harmed.

(7)	Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 (FAS 109), "Accounting for Income Taxes", which requires use of the liability method. FAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The components of the income tax provision are as follows

                                              2001          2000
                                           ---------      --------
              Current                      $  70,444      $941,000
              Deferred                             -             -
                                           ---------      --------
                                           $  70,444      $941,000
                                           =========      ========

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax liability of $235,000 at June 30, 2001 results from the unrealized gain on available for sale securities and is also included as a component of other comprehensive income.

EXHIBIT 3.1     Articles of Incorporation of MAS Capital Management Inc.

                          COMMONWEALTH OF THE BAHAMAS
                 THE INTERNATIONAL BUSINESS COMPANIES ACT, 1989
                               (NO. 2 OF 1990)
                          MEMORANDUM OF ASSOCIATION

                                      OF

                          MAS CAPITAL MANAGEMENT INC.

1. The name of the Company MAS CAPITAL MANAGEMENT INC.

REGISTERED OFFICE

2. The Registered Office of the Company will be situated at Charlotte House, Charlotte Street, P.O. Box N-341, Nassau, Bahamas.

REGISTERED AGENT

3. The Registered Agent of the Company will be P.T.C. Management Limited, Charlotte House, Charlotte Street, P.O. Box N-341, Nassau, Bahamas.

GENERAL OBJECTS AND POWERS

4. (1) The object of the Company is to engage in any act or activity that is not prohibited under any law for the time being in force in The Bahamas.

   (2) The Company may not:

      (a) carry on business with persons resident in The Bahamas, or have as the beneficial owners of its shares persons resident in the Bahamas;

      (b) own an interest in real property situated in The Bahamas, other than a lease such as that referred to in paragraph (e) of sub-clause (3);

      (c) carry on banking or trust business;

      (d) carry on business as an insurance or re-insurance company; or

      (e) carry on the business of providing the registered office of companies.

   (3) For purposes of paragraph (a) of sub-clause (2), the Company shall not be treated as carrying on business with persons resident in The Bahamas if;

      (a) it makes or maintains deposits with a person carrying on business within The Bahamas;

       (b) it makes or maintains professional contact with counsel and attorneys, accountants, bookkeepers, trust companies, management companies, investment advisers or other similar persons carrying on business within The Bahamas;

       (c) it prepares or maintains books and records within The Bahamas;

       (d) it holds, within The Bahamas, meetings of its directors or members;

       (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the Company are prepared or maintained;

       (f) it holds shares, debt obligations or other securities in a company incorporated under the Act, or under the Companies Act; or

       (g) shares, debt obligations or other securities in the Company are owned by any person resident in The Bahamas or by any company incorporated under the Act, or under the Companies Act.

   (4) The Company shall have all such powers as are permitted by law for the time being in force in The Bahamas, irrespective of corporate benefit, to perform all acts and engage in all activities necessary or conducive to the conduct, promotion or attainment of the object or purpose of the Company.

   (5) The Company shall have all powers to settle its assets or property or any part thereof in trust or transfer the same to any other company whether for the protection of its assets or not and with respect to the transfer the directors may provide that the Company, its creditors, its members or any person having a direct or indirect interest in the Company or any of them may be the beneficiaries, creditors, members, certificate holders, partners or holders of any other similar interest.

   (6) The directors may by resolution of directors exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings and property or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

   (7) Any sale, transfer, lease, exchange or other disposition of more than Fifty (50) percentum, by value, of the assets of the Company and any mortgage or charge of the undertaking and property of the Company shall for the purposes of Section 78 of the Act be regarded as in the usual or regular course of the business carried on by the Company.

   (8) The Company shall exist for an indefinite term or until removed from the Register.

   AUTHORIZED CAPITAL AND CURRENCY

5. The authorized capital of the Company shall be comprised of Eighty Million (80,000,000) Common shares of No Par Value and Twenty Million (20,000,000) Preferred Shares of No Par Value. The directors shall by resolution determine, at their discretion, and from time to time, how many shares thereof are to be issued as registered shares and how many shares thereof are to be issued as bearer shares.

   CLASSES, NUMBER AND PAR VALUE OF SHARES

6. The shares shall be divided into such number of classes and series as the directors shall by resolution from time to time determine.

   DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

7. The directors shall have the power by resolution to issue any class or series of shares that the Company is authorized to issue in its capital, original or increased, with or subject to any designations, powers, preferences, rights, qualifications, limitations and restrictions.

   VARIATION OF CLASS RIGHTS

8. If the authorized capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class or series and of the holders of not less than three-fourths of the issued shares of all other classes or series of shares which may be affected by such variation.

   TRANSFER OF SHARES

9. Registered shares in the Company may be transferred subject to the prior or subsequent approval of the Company as evidenced by a resolution of directors or by a resolution of members.

10. Registered shares may be exchanged and converted into shares issued to bearer and shares issued to bearer may be exchanged and converted into registered shares.

    NOTICE

11. Any notice or other information required by the Act to be given to the holder of shares issued to bearer may be given by publishing the same in a newspaper of general circulation in The Bahamas and in a newspaper in the place where the Company has its principal office.

    AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND
    OF AUTHORIZED CAPITAL

12. The Company shall by resolution of the directors have the power to amend or modify any of the conditions contained in this Memorandum of Association and the Articles of Association and to increase or reduce the authorized capital of the Company in any way, which may be permitted by law.

    DEFINITIONS

13. The meanings of words in this Memorandum of Association are as defined in the Articles of Association of the company.

We, Roger Carpenter and Lana E. Taylor both of Charlotte House, Charlotte Street. P.O. Box N-341, Nassau, Bahamas, in order to form an International Business Company under the laws of the Commonwealth of The Bahamas hereby subscribe our names to this Memorandum of Association the 8th day of September, A.D. 1999.

Subscriber                                 Number of Shares

Roger Carpenter                                 One


Lana E. Taylor                                  One



The above subscribers signed in the
presence of:

/s/ Kimberly Hopkins
-----------------------------
Witness: Kii1iberly Hopkins


/s/ Sharon Macckey
-----------------------------
Witness: Sharon Macckey






                                        COMMONWEALTH OF THE BAHAMAS
                                        Registrar General's Department
                                        I certify the foregoing to be a
                                        true copy of the original document.

                                        /s/ signature
                                        -------------------------------
                                        Registrar General
                                        SEP 0 8 1999

EXHIBIT 3.2 Articles of Incorporation of MAS Capital Inc. (re-incorporating MAS Capital Management Inc. in the State of Indiana.)

                               STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                         CERTIFICATE OF INCORPORATION

                                      OF

                                MAS CAPITAL INC.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above For-Profit Domestic Corporation have been presented to me at my office accompanied by the fees prescribed by law and that the documentation presented conforms to law as prescribed by the provisions of the Indiana Business Corporation Law


NOW, THEREFORE, with this document I certify that said transaction will become effective Wednesday, January 12, 2000.




[SEAL] In Witness Whereof, I have caused to be affixed my signature and the seal of the State of Indiana, at the City of Indianapolis, January 12, 2000

                            /s/ Sue Ann Gilroy

			    SUE ANNE GILROY,
                            SECRETARY OF STATE

                                               2000011400073 / 2000011409572

ARTICLES OF INCORPORATION                     SUE ANNE GILROY
State Form 4159 (R10 / 8-95)                  SECRETARY OF STATE
Approved by State Board of Accounts 1995      CORPORATIONS DIVISION
                                              302 W. Washington St., Rm. E018
                                              Indianapolis, IN  46204
                                              Telephone: (317) 232-6576

INSTRUCTINOS:  Use 8 1/2" x 11" white paper for inserts.
               Present original and two (2) copies to address in upper right
               corner of this form.           Indiana Code 23-1-21-2
               Please TYPE or PRINT.          FILING FEE:  $90.00
               Upon completion of filing, the Secretary of State will issue a receipt

------------------------------------------------------------------------------
                          ARTICLES OF INCORPORATION
------------------------------------------------------------------------------
The undersigned, desiring to form a corporation (hereinafter referred to as "Corporation") pursuant to the provisions of:

X  Indiana business Corporation Law       Indiana Professional Corporation
                                          Act 1983, Indiana Code 23-1.5-1-1,
As amended, executes the following        et seq. (Professional corporations
Articles of Incorporation:                must include Certificate of
                                          Registration.)
------------------------------------------------------------------------------
                       ARTICLE I - NAME AND PRINCIPAL OFFICE
------------------------------------------------------------------------------
Name of Corporation (the name must include the word "Corporation","Incorporated","Limited","Company" or an abbreviation thereof.)

             MAS Capital Inc.

Principal Office: The address of the principal office of the Corporation is:

Post office address              City              State     Zip code
    1710 E. Division  St.        Evansville        IN        47711

------------------------------------------------------------------------------
                      ARTICLE II - REGISTERED OFFICE AND AGENT
------------------------------------------------------------------------------
Registered Agent: The name and street address of the Corporation's Registered Agent and Registered Office for service of process are:

Name of Registered Agent
    Aaon Tsai

Address of Registered Office
(street or building)                 City                State     Zip code
    1710 E. Division St.             Evansville          IN        47711

------------------------------------------------------------------------------
                          ARTICLE III - AUTHORIZED SHARES
------------------------------------------------------------------------------
  Number of shares the
  Corporation is Authorized to  20 million Preferred Shares of No Par Value issue: 80 million Common Shares of No Par Value
                                --------------------------------------------
          If there is more than one class of shares, shares with rights and preferences, list such information as "Exhibit A."



------------------------------------------------------------------------------
                             ARTICLE IV - INCORPORATORS
      [the name(s) and address(es) of the incorporators of the corporation]
------------------------------------------------------------------------------
                      NUMBER AND STREET
     NAME              OR BUILDING            CITY       STATE   ZIP CODE
  Aaron Tsai      1710 E. Division St.     Evansville     IN      47711

In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true,

This  6th  day of   January    , 2000.


Signature                                  Printed name
/s/ Aaron Tsai                             Aaron Tsai

Signature                                  Printed name

Signature                                  Printed name

This instrument was prepared by: (name)
      Graham Bowmer

Address (number, street, city and state)                    ZIP code
      1710 E. Division St., Evansville IN                  47711

EXHIBIT 3.3     Bylaws of MAS Capital Management Inc.

                           COMMONWEALTH OF THE BAHAMAS
                   INTERNATIONAL BUSINESS COMPANIES ACT, 1989
                                (NO. 2 OF 1990)

                           ARTICLES OF ASSOCIATION

                                      OF

                         MAS CAPITAL MANAGEMENT INC.

                                  PRELIMINARY

1. In these Articles, if not inconsistent with the subject or context, the words and expressions standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof.

Words                   Meaning

"capital"               The sum of the aggregate par value of all outstanding
                        shares with par value of the Company and shares with par value held by the Company as treasury shares plus

                        (a) the aggregate of the amounts designated as capital
                            of all outstanding shares without par value of the Company and shares without par value held by the Company as treasury shares, and

                        (b) the amounts as are from time to time transferred
                            from surplus to capital by a resolution of directors.

"court" The Supreme Court of the Commonwealth of The Bahamas or a Judge thereof.

"member"                A person who holds shares in the Company.

"person resident        A person who ordinarily resides in The Bahamas or
in The Bahamas"         carries on business from an office or other fixed
                        place of business within The Bahamas, but does not include a company incorporated under the International
                        Business Companies Act, 1989.

"registered shares"     Shares in the Company that are issued as registered
                        shares shall mean shares issued in the name or names of the holder(s) indicated on the certificate(s)

resolution of          (a) A resolution at a duly constituted meeting of
directors"                 directors of the Company or of a committee of
                           directors of the Company by the affirmative vote of a simple majority or such larger majority as may be specified in these Articles of the directors present at the meeting who voted and did not abstain; or

                       (b) a resolution of the Directors or of a Committee of
                           the Directors consented to in writing by all Directors or all Members of the Committee, or such lesser majority of the Directors or Members of the Committee as may be determined by the directors from time to time; but, that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purposes of establishing majorities.

"resolution of
members"               (a) A resolution approved at a duly constituted meeting
                           of the members of the Company by the affirmative vote of

                           (i) a simple majority, or such larger majority as
                               may be specified in these Articles, of holders of the votes of the shares entitled to vote who were present at the meeting and who voted and did not abstain, or

                           (ii)a simple majority, or such larger majority as
                               may be specified in these Articles of the votes of the shareholders of each class or series of shares who were present at the meeting and entitled to vote thereon as a class or series and who voted and did not abstain and of a simple majority or such larger majority as may be specified in these Articles of the votes of the remaining shareholders entitled to vote thereon who were present at the meeting and who voted and did not abstain; or

                       (b) a resolution consented to in writing by

                          (i) a simple majority, or such larger majority as
                              may be specified in these Articles, of the shareholders entitled to vote thereon, or

                           (ii)a simple majority, or such larger majority as
                               may be specified in these Articles, of the votes of the shareholders entitled to vote thereon as a class or series and of an absolute majority. or such larger majority as may be specified in these Articles, of the votes of the holders of the remaining shares entitled to vote thereon.

"securities"            Shares and debt obligations of every kind, and
                        options, warrants and rights to acquire shares, or debt obligations.

"surplus"               The excess, if any, at the time of the determination
                        of the total assets of the Company over the sum of its total liabilities, as shown in its books of account.

"the Memorandum"        The Memorandum of Association of the Company in-
                        corporated under the International Business Companies, Act 1989 as originally framed or as from time to time amended.

"the seal"              Any seal which has been duly adopted as the Seal of
                        the Company

"the Act"               The International Business Companies Act, 1989
                        including any modification, extension, re-enactment or renewal thereof and any regulations made thereunder.

"these Articles"        The Articles of Association of the Company
                        incorporated under the International Business
                        Companies, Act 1989 as originally framed or as from time to time amended.

"treasury shares"       Shares in the Company that were previously issued but
                        were repurchased, redeemed or otherwise acquired by the company and not cancelled.

2. "Written" or any term of like import includes words typewritten, printed, painted, engraved, lithographed, photographed or represented or reproduced by any mode of reproducing words in a visible form, including telex, facsimile, telegraph, cable or other form of writing produced by electronic communication.

3. Save as aforesaid any words or expressions defined in the Act shall bear the same meaning in these Articles.

4. Whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

5. A reference in these Articles to voting in relation to shares shall be construed as a reference to voting by members holding the shares except that it is the votes allocated to the shares that shall be counted and not the number of members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction.

6. A reference to money in these Articles is, unless otherwise stated, a reference to the currency in which shares in the Company shall be issued according to the provisions of the Memorandum.

                              REGISTERED SHARES

7. Every member holding registered shares in the Company shall be entitled to a certificate signed by a director or officer of the Company and under the Seal specifying the share or shares held by him and the signature of the director or officer and the Seal may be facsimiles.

8. Any member receiving a share certificate for registered shares shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate for registered shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

9. If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any dividend payable in respect of such shares.

                                BEARER SHARES

10. Subject to the request for the issue of bearer shares and to the payment of the appropriate consideration for the shares to be issued, the Company may, to the extent authorised by the Memorandum, issue bearer shares to, and at the expense of, such person as shall be specified in the request. The Company may also upon receiving a request in writing accompanied by the share certificate for the shares in question, exchange registered shares for bearer shares or may exchange bearer shares for registered shares. Such request served on the Company shall specify the name and address of the person to be registered and unless the request is delivered in person by the bearer shall be authenticated as hereinafter provided. Such request served on the Company by the holder of bearer shares shall also be accompanied by any coupons or talons which at the date of such delivery have not become due for payment of dividends or any other distribution by the Company to the holder of such shares. Following such exchange the share certificate relating to the exchange shares shall be delivered as directed by the member requesting the exchange.

11. Each bearer share certificate shall be under the Seal and shall state that the holder is entitled to the shares therein specified, and may provide by coupons. talons or otherwise for the payment of dividends or other moneys on the shares included therein.

12. Subject to the provisions of the Act and of these Articles the holder of a bearer share certificate shall be deemed to be a member of the Company and shall be entitled to the same rights and privileges as he would have had if his name had been included in the share register of the Company as the holder of the shares.

13. Subject to any specific provisions in these Articles, in order to exercise his rights as a member of the Company, the holder of a share certificate shall produce the bearer share certificate as evidence of his membership of the Company. Without prejudice to the generality of the foregoing, the following rights may be exercised in the following manner:

    (a) for the purpose of exercising his voting rights at a meeting, the holder of a bearer share certificate shall produce such certificate to the chairman of the meeting.

    (b) for the purpose of exercising his vote on a resolution in writing, the holder of a bearer certificate shall append his signature to any such resolution to be authenticated as hereinafter set forth;

    (c) for the purpose of requisitioning a meeting of members, the holder of a bearer share certificate shall address his requisition to the directors and his signature thereon shall be duly authenticated as hereinafter provided; and

    (d) for the purpose of receiving dividends, the holder of a bearer share certificate shall present at such places as may be designated by the directors any coupons or talons issued for such purpose, or shall present the bearer share certificate to any paying agent authorised to pay dividends.

14. The signature of the holder of a bearer share certificate shall be deemed to be duly authenticated if the holder of the bearer share certificate shall produce such certificate to a notary public or a bank manager or a director or officer of the Company (herein referred to as an "authorised person") and if the authorised person shall endorse the document bearing such signature with a statement:

    (a) identifying the bearer share certificate produced to him by number and date and specifying the number of shares and the class of shares (if appropriate) comprised therein;

    (b) confirming that the signature of the holder of the bearer share certificate was subscribed in his presence and that if the holder is representing a body corporate he has so acknowledged and has produced satisfactory evidence thereof;

    (c) specifying the capacity in which he is qualified as an authorised person and, if a notary public, affixing his seal thereto or, if a bank manager, attaching an identifying stamp of the bank of which he is a manager.

15. Notwithstanding any other provisions of these Articles, at any time, the holder of a bearer share certificate may deliver the certificate for such shares into the custody of the Company at its registered office, whereupon the Company shall issue a receipt therefor under the Seal signed by a director or officer identifying by name and address the person delivering such certificate and specifying the date and number of the bearer share certificate so deposited and the number of shares comprised therein. Any such receipt may be used by the person named therein for the purpose of exercising the rights vested in the shares represented by the bearer share certificate so deposited including the right to appoint a proxy. Any bearer share certificate so deposited shall be returned to the person named in the receipt or his personal representative if such person be dead and thereupon the receipt issued therefor shall be of no further effect whatsoever and shall be returned to the Company for cancellation or, if it has been lost or mislaid, such indemnity as may be required by resolution of directors shall be given to the Company.

16. The holder of a bearer share certificate shall for all purposes be deemed to be the owner of the shares comprised in such certificate and in no circumstances shall the Company or the chairman of any meeting of members or any director or officer of the Company or any authorised person be obliged to inquire into the circumstances whereby a bearer share certificate came into the hands of the holder thereof, or to question the validity or authenticity of any action taken by the holder of a bearer share certificate whose signature has been authenticated as provided herein.

17. If the holder of a bearer share certificate shall be a Company, then all the rights exercisable by virtue of such shareholding may be exercised by an individual duly authorised to represent the Company but unless such individual shall acknowledge that he is representing a Company and shall produce upon request satisfactory evidence that he is duly authorised to represent the Company, the individual shall for all purposes hereof be regarded as the holder of the shares in any bearer share certificate held by him.

18. The directors may provide for payment of dividends to the holders of bearer shares coupons or talons and in such event the coupons or talons shall be in such form and payable at such time and such place or places as the directors shall resolve. The Company shall be entitled to recognise the absolute right of the holder of any coupon or talon issued as aforesaid to payment of the dividend to which it relates and delivery of the coupon or talon to the

    Company or its agents shall constitute in all respects a good discharge of the Company in respect of such dividend.

19. If any bearer share certificate, coupon or talon be worn out or defaced. the directors may, upon the surrender thereof for cancellation, issue a new one in its stead, and if the bearer share certificate, coupon or talon be lost or destroyed, the directors may upon the loss or destruction being established to their satisfaction, and upon such indemnity being given to the Company as it shall by resolution of directors determine, issue a new bearer share certificate, coupon or talon in its stead, and in either caseon payment of such sum as the Company may from time to time by resolution of directors require. In case of loss or destruction the person to whom such new bearer share certificate, coupon or talon is issued shall also bear and pay to the company all expenses incidental to the investigation by the Company of the evidence of such loss or destruction and to such indemnity.

                   SHARES, AUTHORISED CAPITAL AND CAPITAL

20. Subject to the provisions of these Articles and any resolution of members the unissued shares of the Company shall be at the disposal of the directors who may without prejudice to any rights previously conferred on the holders of any existing shares or class or series of shares offer, allot, grant options over or otherwise dispose of shares to such persons, at such times and upon such terms and conditions as the Company may by resolution of directors determine.

21. Shares in the Company shall be issued for money, services rendered, personal property, an estate in real property, a promissory note or other binding obligation to contribute money or property or any combination of the foregoing as shall be determined by a resolution of directors.

22. Shares in the Company may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares with par value, the amount shall not be less than the par value, and in the absence of fraud the decision of the directors as to the value of the consideration received by the Company in respect of the issue is conclusive unless a question of law is involved. The consideration in respect of the shares constitutes capital to the extent of the par value and the excess constitutes surplus.

23 A share issued by the Company upon conversion of, or in exchange for, another share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other share, debt obligation or security.

24. Treasury shares may be disposed of by the Company on such terms and con-ditions (not otherwise inconsistent with these Articles) as the Company may by resolution of directors determine.

25. The Company may issue fractions of a share and a fractional share shall have the same corresponding fractional votes liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes as a whole share of the same class or series of shares.

26. Upon the issue by the Company of a share without par value, if an amount is stated in the Memorandum to be the authorised capital represented by such shares then each share shall be issued for no less than the appropriate proportion of such amount which shall constitute capital, otherwise the consideration in respect of the share constitutes capital to the extent designated by the directors and the excess constitutes surplus, except that the directors must designate as capital an amount of the consideration that is at least equal to the amount that the share is entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

27. The Company may purchase, redeem or otherwise acquire and hold its own shares but only out of surplus or in exchange for newly issued shares of equal value but no purchase, redemption or other acquisition shall be made unless the directors determine that immediately after the purchase, redemption or other acquisition the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital and, in the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

28. A determination by the directors under the preceding Article is not required where shares are purchased, redeemed or otherwise acquired:

   (a) pursuant to a right of a member to have his shares redeemed or to have his shares exchanged for money or other property of the Company;

   (b) in exchange for newly issued shares in the Company or by virtue of a transfer of capital pursuant to Article 46;

   (c) by virtue of the provisions of Section 79 of the Act; or

   (d) pursuant to an order of the Court.

29. Shares that the Company purchases, redeems or otherwise acquires pursuant to the preceding Article may be cancelled or held as treasury shares unless the shares are purchased, redeemed or otherwise acquired out of capital pursuant to Section 35 of the Act, in which case they shall be cancelled; and upon the cancellation the amount included as capital of the Company with respect to such shares shall be deducted from the capital of the Company.

30. Where shares in the company are held by the Company as treasury shares or are held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the votes in the election of directors of the other company, such shares of the Company are not entitled to vote or to have dividends paid thereon and shall not be treated as outstanding for any purpose except for purposes of determining the capital of the Company.

31. No notice of a trust, whether expressed, implied or constructive, shall be entered in the share register.

                                    LIEN

32. The Company shall have a first and paramount lien on every share issued for a promissory note or for any other binding obligation to contribute money or property or any combination thereof to the Company, and the Company shall also have a first and paramount lien on every share standing registered in the name of a member, whether singly or jointly with any other person or persons, for all the debts and liabilities of such member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such member, and whether time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such member or his estate and any other person, whether a member of the Company or not. The Company's lien on a share shall extend to all dividends payable thereon. The directors may at any time either generally, or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Article.

33. In the absence of express provisions regarding sale in the promissory note or other binding obligation to contribute money or property, the Company may sell, in such manner as the directors may by resolution determine, any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of twenty one days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

34. The net proceeds of the sale by the company of any shares on which it has a lien shall be applied in or towards payment or discharge of the promissory note or other binding obligation to contribute money or property or any combination thereof in respect of which the lien exists so far as the same is presently payable and any residue shall

    (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the holder of the share immediately before such sale. For giving effect to any such sale the directors may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

                               TRANSFER OF SHARES

35. Subject to any limitations in the Memorandum, registered shares in the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, but in the absence of such written instrument to transfer the directors may accept such evidence of a transfer of shares as they consider appropriate.

36. The Company shall not be required to treat a transferee of a registered share in the Company as a member until the transferee's name has been entered in the share register.

37. Subject to any limitations in the Memorandum, the Company must on the application of the transferor or transferee of a registered share in the Company enter in the share register the name of the transferee of the share save that the registration of transfers may be suspended and the share register closed at such times and for such periods as the Company may from time to time by resolution of directors determine provided always that such registration shall not be suspended and the share register closed for more than 60 days in any period of 12 months.

                             TRANSMISSION OF SHARES

38. The executor or administrator of a deceased member, the guardian of an incompetent member or the trustee of a bankrupt member shall be the only person recognised by the Company as having any title to his share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the next following four Articles.

39. The production to the Company of any document which is evidence of probate of the will, or letters of administration of the estate, or confirmation as executor, of a deceased member or of the appointment of a guardian of an incompetent member or the trustee of a bankrupt member shall be accepted by the Company even if the deceased, incompetent or bankrupt member is domiciled outside the Commonwealth of The Bahamas if the document evidencing the grant of probate or letters of administration, confirmation as executor, or appointment as guardian or trustee in bankruptcy is issued by a foreign court which had competent jurisdiction in the matter. For the purpose of establishing whether or not a foreign court had competent jurisdiction in such a matter the directors may obtain appropriate legal advice. The directors may also require an indemnity to be given by the executor, administrator, guardian or trustee in bankruptcy.

40. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member shall for all purposes be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

41. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

42. What amounts to incompetence on the part of a person is a matter to be determined by the Court having regard to all the relevant evidence and circumstances of the case.

               REDUCTION OR INCREASE IN AUTHORISED CAPITAL OR CAPITAL

43. The Company may by a resolution of directors amend the Memorandum to in-crease or reduce its authorised capital and in connection therewith the Company may in respect of any unissued shares increase or reduce the number of such shares, increase or reduce the par value of any such shares or effect any combination of the foregoing.

44. The Company may by a resolution of directors amend the Memorandum to:

   (a) divide the shares, including issued shares, of a class or series into a larger number of shares of the same class or series; or

   (b) combine the shares, including issued shares, of a class or series into a smaller number of the same class or series.

    provided, however, that where shares are divided or combined under (a) or
    (b) of this Article, the aggregate par value of the new shares must be equal to the aggregate par value of the original shares.

45. The capital of the Company may by a resolution of directors be increased by transferring an amount of the surplus of the Company to capital.

46. Subject to the provisions of the two next succeeding Articles the capital of the

    Company may by resolution of directors be reduced by:

    (a) returning to members any amount received by the Company upon the issue of any of its shares, the amount being surplus to the requirements of the Company;

    (b) cancelling any capital that is lost or not represented by assets having a realisable value; or

    (c) transferring capital to surplus for the purpose of purchasing, redeeming or otherwise acquiring shares that the directors have resolved to purchase, redeem or otherwise acquire.

47. No reduction of capital shall be effected that reduces the capital of the Company to an amount that immediately after the reduction is less than the aggregate par value of all outstanding shares with par value and all shares with par value held by the company as treasury shares and the aggregate of the amounts designated as capital of all outstanding shares without par value and all shares without par value held by the Company as treasury shares that are entitled to a preference, if any, in the assets of the Company upon liquidation of the Company.

48. No reduction of capital shall be effected unless the directors determine that immediately after the reduction the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and that the realisable assets of the Company will not be less than its total liabilities, other than deferred taxes, as shown in the books of the Company and its remaining capital, and, in the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

                         MEETINGS AND CONSENTS OF MEMBERS

49. The directors of the Company may convene meetings of the members of the Company at such times and in such manner and places within or outside The Bahamas as the directors consider necessary or desirable.

50. Upon the written request of members holding 50 percent or more of the outstanding voting shares in the Company the directors shall convene a meeting of members.

51. The directors shall give not less than 7 days notice of meetings of members to those persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting.

52. The directors may fix the date notice is given of a meeting of members as the record date for determining those shares that are entitled to vote at the meeting.

53. A meeting of members may be called on short notice:

    (a) if members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

    (b) if all members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute waiver.

54. The inadvertent failure of the directors to give notice of a meeting to a member, or the fact that a member has not received notice, does not invalidate the meeting.

55. A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

56. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

57. An instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

                                     PROXY

I/We,                    being a member of the above Company holding
     shares HEREBY APPOINT         of           or failing him
of             to be my/our proxy to vote for me/us at the meeting of members
to be held on the       day of        and at any adjournment thereof.

(Any instructions for voting to be inserted here.)

Signed this           day of



----------------------------
           Member

58. The following shall apply in respect of joint ownership of shares:

    (a) if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

    (b) if one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

    (c) if two or more of the joint owners are present in person or by proxy they must vote as one.

59. A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other and recognise each other's voice and for this purpose participation constitutes proof or recognition.

60. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. If a quorum be present, notwithstanding the fact that such quorum may be represented by only one person then such person may resolve any matter and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy form shall constitute a valid resolution of members.

61. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares of each class or series of share entitled to vote on the resolutions to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

62. At every meeting of members, the Chairman of the Board of Directors or failing him the President of the Company shall preside as chairman of the meeting. If there is no Chairman of the Board of Directors or President of the Company or if the Chairman of the Board of Directors and the President of the Company are not present at the meeting, the members present shall choose some one of their number to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by prescribed form of proxy at the meeting shall preside as Chairman failing which the oldest individual member or representative of a member present shall take the chair.

63. The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which adjournment took place.

64. At any meeting of the members the chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof. If the chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the chairman shall fail to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the chairman.

65. Any person other than an individual shall be regarded as one member and subject to the specific provisions hereinafter contained for the appointment of representatives of such persons the right of any individual to speak for or represent such member shall be determined by the law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any member.

66. Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such persons it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were individual member of the Company.

67. The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

68. Directors of the Company may attend and speak at any meeting of members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

69. An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing or by telex, telegram, cable, telecopier or other written electronic communication, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution.

                                    DIRECTORS

70. The first directors of the Company shall be appointed by the subscribers to the Memorandum; and thereafter, the directors shall be elected by the members for such term as the members determine. The first directors may elect any number of additional directors for such term as they may determine until such time as the members shall elect or re-elect any one or more directors.

71. The minimum number of directors shall be one and the maximum number shall be seven.

72. Each director shall hold office for the term, if any, fixed by resolution of members or until his earlier death, resignation or removal.

73. A director may be removed from office, with or without cause, by a resolution of members.

74. A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect the date the notice is received by the Company or from such later date as may be specified in the notice.

75. A vacancy in the Board of Directors may be filled by a resolution of members or by a resolution of a majority of the remaining directors.

76. With the prior or subsequent approval by a resolution of members, the directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

77. A director shall not require a share qualification, and may be an individual or a company.

                              POWERS OF DIRECTORS

78. The business and affairs of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the members of the Company, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a resolution of members; but no requirement made by a resolution of members shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

79. The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an officer or agent of the Company.

80. Every officer or agent of the Company has such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the resolution of directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to fixing the emoluments of directors.

81. Any director which is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at meetings of the Board of Directors or with respect to unanimous written consents.

82. The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced to their knowledge below the number fixed by or pursuant to these Articles as the necessary quorum for a meeting of directors, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of members.

83. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

                            PROCEEDINGS OF DIRECTORS

84. The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside The Bahamas as the directors may determine to be necessary or desirable.

85. A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other and recognise each other's voice.

86. A director shall be given not less than 3 days notice of meetings of directors, but a meeting of directors held without 3 days notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting and, for this purpose, the presence of a director at a meeting shall constitute waiver on his part. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

87. A director may by a written instrument appoint an alternate who need not he a director and an alternate is entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director.

88. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one half of the total number of directors, unless there are only 2 directors in which case the quorum shall be 2.

89. If the Company shall have only one director the provisions herein contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

90. At every meeting of the directors the Chairman of the Board of Directors shall preside as Chairman of the meeting. If there is no Chairman of the Board of Directors or if the Chairman of the Board of Directors is not present at the meeting the Vice Chairman of the Board of Directors shall preside. If there is no Vice Chairman of the Board of Directors or if the Vice Chairman of the Board of Directors is not present at the meeting the directors present shall choose some one of their number to be chairman of the meeting.

91. An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a committee of directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by all directors or all members of the committee as the case may be, without the need for any notice.

92. The directors shall cause the following corporate records to be kept:

    (a) minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members; and

    (b) copies of all resolutions consented to by directors, members, com-mittees of directors, committees of officers and committees of members; and

    (c) such books of account and records as the directors by resolution of directors consider necessary or desirable in order to reflect the financial position of the Company; and

    (d) Registers of members, directors and officers.

93. The books, records and minutes shall be kept at the registered office of the Company.

94. The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors.

95. Each committee of directors has such powers and authorities of the directors, including the power and authority to affix the Seal, as are set forth in the resolution of directors establishing the committee, except that no committee has any power or authority to amend the Memorandum or these Articles to appoint directors or fix their emoluments, or to appoint officers or agents of the Company.

96. The meetings and proceedings of each committee of directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

                                    OFFICERS

97. The Company may by resolution of directors appoint officers of the Company at such times as shall be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a President and one or more Vice Presidents, Secretaries and Treasurers and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

98. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors or resolution of members, but in the absence of any specific allocation of duties it shall be the responsibility of the Chairman of the Board of Directors to preside at meetings of directors and members, the Vice Chairman to act in the absence of the Chairman at meetings of directors, the President to manage the day to day affairs of the Company, the Vice Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretaries to maintain the share register, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

99. The emoluments of all officers shall be fixed by resolution of directors.

100. The officers of the Company shall hold office until their successors are duly elected and qualified, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

                              CONFLICTS OF INTEREST

101. No agreement or transaction between the Company and one or more of its directors or any person in which any director has a financial interest or to whom any director is related, including a director of that other person, is void or voidable for this reason only or by reason only that the director is present at the meeting of directors or at the meeting of the committee of directors that approves the agreement or transaction or that the vote or consent of the director is counted for that purpose if the material facts of the interest of each director in the agreement or transaction and his interest in or relationship to any other party to the agreement or transactions are disclosed in good faith or are known by the other directors.

102. A director who has an interest in any particular business to be considered at a meeting of directors or members may be counted for purposes of determining whether the meeting is duly constituted.

                                 INDEMNIFICATION

103. Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who

     (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

     (b) is or was, at the request of the Company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

104. The Company may only indemnify a person if the person acted honestly in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person has no reasonable cause to believe that his conduct was unlawful.

105. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company or as to whether the person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

106. The termination of any proceedings by any judgement, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

107. If a person to be indemnified has been successful in defence of any proceedings referred to above the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

108. The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company or who at the request of the Company, is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in these Articles.

                                      SEAL

109. The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by resolution of directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of a director or any other person so authorised from time to time by resolution of directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been signed as hereinbefore described.

                                   DIVIDENDS

110. The Company may by resolution of directors declare and pay dividends in money, shares or other property but dividends shall only be declared and paid out of surplus. In the event that dividends are paid in specie the directors shall have responsibility for establishing and recording in the resolution of directors authorising the dividends, a fair and proper value for the assets to be so distributed.

111. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the profits of the company.

112. The directors may, before declaring any dividend, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

113. No dividend shall be declared and paid unless the directors determine that immediately after the payment of the dividend the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business and the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in its books of account, and its capital. In the absence of fraud, the decision of the directors as to the realisable value of the assets of the Company is conclusive, unless a question of law is involved.

114. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

115. No dividend shall bear interest against the Company and no dividend shall be paid on treasury shares or shares held by another company of which the Company holds, directly or indirectly, shares having more than 50 percent of the vote in electing directors.

116. A share issued as a dividend by the Company shall be treated for all purposes as having been issued for money equal to the surplus that is transferred to capital upon the issue of the share.

117. In the case of a dividend of authorised but unissued shares with par value, an amount equal to the aggregate par value of the shares shall be transferred from surplus to capital at the time of the distribution.

118. In the case of a dividend of authorised but unissued shares without par value, the amount designated by the directors shall be transferred from surplus to capital at the time of the distribution, except that the directors must designate as capital an amount that is at least equal to the amount that the shares are entitled to as a preference, if any, in the assets of the Company upon liquidation of the Company.

119. A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute a dividend of shares.

                                    ACCOUNTS

120. Such books of account as the directors consider necessary or desirable in order to reflect the financial position of the Company shall be kept at the registered office of the Company, its principal place of business or at such other place or places as the directors think fit.

121. The Company may by a resolution of directors include in the computation of surplus for any purpose the unrealised appreciation of the assets of the Company, and, in the absence of fraud, the decision of the directors as to the value of the assets is conclusive, unless a question of law is involved.

                                     AUDIT

122. The Directors may at their discretion make any arrangements for the audit from time to time of the books and accounts of the Company.

                                     NOTICE

123. Any notice, information or written statement to be given by the Company to members must be served in the case of members holding registered shares by personal service or by mail addressed to each member at the address shown in the share register or in the case of members holding shares issued to bearer, in the manner provided in the Memorandum.

124. Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the Registered Agent of the Company.

125. Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was mailed in such time as to admit to its being delivered in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

                                  ARBITRATION

126. Whenever any difference arises between the Company on the one hand and any of the members or their executors, administrators or assignees on the other hand, touching the true intent and construction or the incidence or consequences of these Articles or the Memorandum or of the Act. Touching anything done or executed, omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these Articles or the Memorandum, or to any Act affecting the Company or to any of the affairs of the Company such difference shall, unless the parties agree to refer the same to a single arbitrator, be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

127. If either party to the reference makes default in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for 10 days after the other party has given him notice to appoint the same, such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

                     VOLUNTARY WINDING UP AND DISSOLUTION

128. The company may voluntarily commence to wind up and dissolve by a resolution of members but if the Company has never issued shares it may voluntarily commence to wind up and dissolve by resolution of directors.

                                  CONTINUATION

129. The Company may by resolution of members or by resolution passed unani-mously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside The Bahamas in the manner provided under those laws.

We, Roger Carpenter and Lana E. Taylor both of Charlotte House, Charlotte Street, P.O. Box N-341, Nassau, Bahamas for the purpose of Incorporating an International Business Company under the laws of the Commonwealth of the Bahamas, hereby subscribe our names to these Articles of Association the 8th day of September 1999 in the presence of:

Witness                                        Subscriber

/s/ Kimberly Hopkins                           /s/ Roger Carpenter
------------------------------                 ------------------------------
Kimberly Hopkins                               Roger Carpenter


Witness                                        Subscriber

/s/ Sharon Mackey                              /s/ Lana E. Taylor
------------------------------                 ------------------------------
Sharon Mackey                                  Lana E. Taylor

                            COMMONWEALTH OF THE BAHAMAS
                            Registrar General's Department
                            I Certify the foregoing to be a true copy of the original document.

                            /s/ signature
                            -------------------------------------
                            Registrar General
                            SEP 0 8 1999

EXHIBIT 3.4     Amended and Restated By-Laws of MAS Capital Inc.

                               MAS Capital Inc.
                          (An Indiana Corporation)

                                    BYLAWS


                      ARTICLE ONE:  NAME AND OFFICES

1.01 Name. The name of the Corporation is MAS Capital Inc., hereinafter referred to as the "Corporation"

1.02 Registered Office. The Corporation shall establish, designate and maintain a registered office and agent in the State of Indiana.

1.03 Change of Registered Office or Agent. The Corporation may change its registered office or change its registered agent, or both, as the Board of Directors may from time to time determine.

1.04 Other Offices. The Corporation may have offices at such places both within and without the State of Indiana, or within or without the United States and in any foreign countries as the Board of Directors may from time to time determine or the business of the Corporation may require.

                        ARTICLE TWO:  SHAREHOLDERS

2.01 Place of Meetings. All meetings of the Shareholders for the election of Directors and for any other purpose may be held at such time and place, within or without the State of Indiana, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Annual Meeting. An annual meeting of the Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the first Monday in January, beginning in 2000, or such other date as may be selected by the Board of Directors from time to time. At the meeting, the Shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meeting. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the President, the Secretary, the Board of Directors, or the holders of not less than one tenth of all the shares entitled to vote at the meeting. Business transacted at a special meeting shall be confined to the subjects stated in the notice of the meeting.

2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.05 Voting List. At least ten days before each meeting of Shareholders a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order and setting forth the address of each and the number of voting shares held by each, shall be prepared by the Officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any Shareholder during the whole time of the meeting.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote: Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter subject to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. The Board of Directors may, in the future, at their discretion, direct that voting be cumulative, according to any plan adopted by the Board. At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to, or at the time of, the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken via voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. Cumulative voting is prohibited.

2.09 Record Date: Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of Shareholders or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Such consent or consents shall have the same force and effect as the requisite vote of the Shareholders at a meeting. The signed consent or consents, or a copy or copies thereof, shall be placed in the minute book of the Corporation. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the requisite written consent or consents of the Shareholders, if applicable. A telegram, telex, cablegram, or similar transaction by a Shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Shareholder, shall be regarded as signed by the Shareholder for purposes of this Section 2.10.

2.11 Order of Business at Meetings. The order of business at annual meetings, and so far as practicable at other meetings of Shareholders, shall be as follows unless changed by the Board of Directors:

      (a)  Call to order
      (b)  Proof of due notice of meeting
      (c)  Determination of quorum and, if necessary, examination of proxies
      (d)  Announcement of availability of voting list (See Bylaw 2.05)
      (e)  Announcement of distribution of annual reports (See Bylaw 8.03)
      (f)  Reading and disposing of minutes of last meeting of Shareholders
      (g)  Reports of Officers and committees, if deemed necessary
      (h)  Appointment of voting inspectors
      (I)  Unfinished business
      (j)  New business
      (k)  Nomination of Directors
      (l)  Opening of polls for voting
      (m)  Recess
      (n)  Reconvening; closing of polls
      (o)  Report of voting inspectors
      (p)  Other business
      (q)  Adjournment


                           ARTICLE THREE:  DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the Shareholders.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of not less than one member nor more than seven members; provided however, the Board of Directors in effect as of the date of effectiveness of these Bylaws consists of one member. A Director need not be a Shareholder or resident of any particular state or country. The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Bylaw 3.03 and 3.05. Each Director elected shall hold office until his successor is elected and qualified. Each person elected as a Director shall be deemed to have qualified unless he states his refusal to serve shortly after being notified of his election.

3.03 Change in Number. The number of Directors may be increased or decreased from time to time by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

3.04 Removal. Any Director may be removed either for or without cause at any special or annual meeting of Shareholders by the affirmative vote of a majority, in number of shares, of the Shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter is given in the notice calling such meeting.

3.05 Vacancies. Any unfilled directorship position, or any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise), shall be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

      A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, except that a vacancy occurring due to an increase in the number of Directors shall be filled in accordance with Section
3.03 of these Bylaws.

3.06  Election of Directors.  Directors shall be elected by majority vote.

3.07 Place of Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Indiana.

3.08 First Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless the Directors change such time or place by unanimous vote.

3.09 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as determined by the Board of Directors.

3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President or by any Director on three days notice to each Director, given either personally or by mail or by telegram. Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in a notice or waiver of notice.

3.11 Majority Vote. At all meetings of the Board of Directors, a majority of the number of Directors then elected and qualified shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

     If a quorum is not present at a meeting of the Board of Directors, the Directors present thereat my adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he files his written dissent thereto with the Secretary of the meeting or forwards such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

3.12 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance of each meeting of the Board of Directors, or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any executive, special or standing committees established by the Board of Directors, may, by resolution of the Board of Directors, be allowed like compensation and expenses for attending committee meetings.

3.13 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14  Interested Directors, Officers and Shareholders.

      (a) If Paragraph (b) is satisfied, no contract or other transaction between the Corporation and any of its Directors, Officers or Shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of such relationship or because of the presence of such Director, Officer or Shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

      (b)  Paragraph (a) shall apply only if:

           (1) The material facts of the relationship or interest of each such Director, Officer or Shareholder are known or disclosed:

               (A) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors
present, each such interested Director to be counted in 3.14   Interested
Directors, Officers and Shareholders. (continued) determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

               (B) To the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for a quorum and voting purposes; or

          (2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the Shareholders.

     (c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

3.15 Certain Officers. The President shall be elected from among the members of the Board of Directors.

3.16 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors. Such consent shall have the same force and effect as unanimous vote of the Board of Directors at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

                     ARTICLE FOUR:  EXECUTIVE COMMITTEE

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee from among its members.

4.02 Number; Qualification; Term. The Executive Committee shall consist of one or more Directors. The Executive Committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The Executive Committee shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; except that the Executive Committee shall not have authority to: amend the Articles of Incorporation; approve a plan of merger or consolidation; recommend to the Shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business; recommend to the Shareholders the voluntary dissolution of the Corporation; amend, alter, or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation; fill any vacancy in the Board of Directors or any other corporate committee; fix the compensation of any member of any corporate committee; alter or repeal any resolution of the Board of Directors; declare a dividend; or authorized the issuance of shares of the Corporation. Each Director shall be deemed to have assented to any action of the Executive Committee unless, within seven days after receiving actual or constructive notice of such action, he delivers his written dissent thereto to the Secretary of the Corporation.

4.04 Change in Number. The number of Executive Committee members may be increased or decreased (but not below one) from time to time by resolution adopted by a majority of the Board of Directors.

4.05 Removal. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the Executive Committee (by death, resignation, removal or otherwise) shall be filled by the Board of Directors in the manner provided for original designation in Section 4.01 above.

4.07 Meetings. Time, place and notice, if any, of Executive Committee meetings shall be as determined by the Executive Committee.

4.08 Quorum: Majority Vote. At meetings of the Executive Committee, a majority of the members shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of he Executive Committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Executive Committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

4.09 Compensation. By resolution of the Board of Directors, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee and may be paid a fixed sum for attendance at each meeting of the Executive Committee or a stated salary as a member thereof. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

4.10 Procedure. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

4.12 Responsibility. The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.




                             ARTICLE FIVE:  NOTICE

5.01 Method. Whenever by statute or the Articles of Incorporation or these Bylaws notice is required to be given to any Director or Shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:

       (a) in writing, by mail, postage prepaid, addressed to such Director or Shareholder at such address as appears on the books of the Corporation; or

       (b)  by any other method permitted by law.

Any notice required or permitted to be given by mail shall be deemed to be given at the time it is deposited in the United States mail.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a Shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

5.03 Telephone Meetings. Shareholders, Directors, or members of any committee, may hold any meeting of such Shareholders, Directors, or committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Actions taken at such meeting shall have the same force and effect as a vote at a meeting in person. The Secretary shall prepare a memorandum of the actions taken at conference telephone meetings.

                    ARTICLE SIX:  OFFICERS AND AGENTS

6.01  Number:  Qualification:  Election:  Term.

      (a)  The Corporation shall have:

           (1) A Chairman of the Board (should the Board of Directors so choose to select), a President, a Vice-President, a Secretary and a Treasurer, and

           (2) Such other Officers (including one or more Vice-Presidents, and assistant Officers and agents) as the Board of Directors authorizes from time to time.

      (b) No Officer or agent need be a Shareholder, a Director or a resident of Indiana except as provided in Sections 3.15 and 4.02 of these Bylaws.

      (c) Officers named in Section 6.01(a)(1) above shall be elected by the Board of Directors on the expiration of an Officer's term or whenever a vacancy exists. Officers and agents named in Section 6.01 (a)(2) may be elected by the Board of Directors at any meeting.

6.01   Number:  Qualification:  Election:  Term. (continued)

      (d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each Officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

      (e)  Any two or more offices may be held by the same person.

6.02 Removal and Resignation. Any Officer or agent elected or appointed by the Board of Directors may be removed with or without cause by a majority of the Directors at any regular or special meeting of the Board of Directors. Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary.

     Any such resignation shall take effect upon receipt of such notice if no date is specified in the notice, or, if a later date is specified in the notice, upon such later date; and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. The removal of any Officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.04 Authority. Officers shall have full authority to perform all duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors from time to time not inconsistent with these Bylaws.

6.05 Compensation. The compensation of Officers and agents shall be fixed from time to time by the Board of Directors.

6.06 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned to him by the Board of Directors or prescribed by the Bylaws.

6.07 Executive Powers. The Chairman of the Board, if any, and the President of the Corporation respectively, shall, in the order of their seniority, unless otherwise determined by the Board of Directors or otherwise are positions held by the same person, have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

     They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Within this authority and in the course of their respective duties the Chairman of the Board, if any, and the President of the Corporation, respectively, shall have the general authority to:

       (a) Conduct Meetings. Preside at all meetings of the Shareholders and at all meetings of the Board of Directors, and shall be ex officio members of all the standing committees, including the Executive Committee, if any.

       (b) Sign Share Certificates. Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

       (c) Execute Instruments. When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors orders otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business requires.

       (d) Hire and Discharge Employees. Subject to the approval of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed Officers, and, subject to the direction of the Board of Directors, control all of the Officers, agents and employees of the Corporation.

6.08 Vice-Presidents. The Vice-Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.09 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He shall:

       (a) give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors;

       (b) keep in safe custody the Seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall be under the supervision of the senior Officers of the Corporation;

       (c) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.10 Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.11  Treasurer.  The Treasurer shall:

      (a) have the custody of the corporate funds and securities and shall keep full and accurate accounts of all income, expense, receipts and disbursement of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

      (b) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and

      (c) render to the senior Officers of the Corporation and Directors, at the regular meeting of the Board, or whenever they may request it, accounts of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall:

      (a) give the Corporation a bond in such form, in such sum, and with such surety or sureties as satisfactory the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      (b) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.12 Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

              ARTICLE SEVEN:  CERTIFICATE AND TRANSFER REGULATIONS

7.01 Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered, representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Indiana, the holder's name, the number and class of shares, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law.

       They shall be signed by the President or a vice-president and either the Secretary or Assistant Secretary or such other Officer or Officers as the Board of Directors designates, and may be sealed with the Seal of the
Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is
7.01	Certificates. (continued) other than the Corporation or an employee of the
Corporation), the signature of any such Officer may be a facsimile thereof.

7.02 Issuance of Certificates. Shares both treasury and authorized but unissued may be issued for such consideration (not less than par value) and to such persons as the Board of Directors determines from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. In addition, Shares shall not be issued or transferred until such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation, the delivery with the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

7.03  Legends on Certificates.

      (a) Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one class, the certificates shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations relative rights of the shares of such class and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of State.

       (b) Restriction on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof may be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies. The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business, or refer to such restriction in any other manner permitted by law.

       (c) Preemptive Rights. Any preemptive rights of a Shareholder to acquire unissued or treasury shares of the Corporation which are or may at any time be limited or denied by the Articles of Incorporation may be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any Shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State, or refer to such denial of preemptive rights in any other manner permitted by law.

       (d) Unregistered Securities. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Stock or warrants to purchase Common Stock of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the securities laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, if required by the Corporation, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE BLUE SKY LAWS. ANY OFFER, SALE OR TRANSFER OF THESE SECURITIES MAY NOT BE MADE WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CORPORATION".

7.04  Payment of Shares.

      (a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

      (b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

      (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

      (d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between Stated Capital and Capital Surplus accounts.

7.05 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time or in such installments and at such times as determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.06 Lien. For any indebtedness of a Shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.07 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate.


7.07  Lost, Stolen or Destroyed Certificates. (continued)

      (a) Claim. Submits proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

      (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

      (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, if the Corporation so requires, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

      (d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notificaiton, the holder of record shall be precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.08 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

      (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

      (b) Guaranty and Effectiveness of Signature. If required by the Corporation, the signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

      (c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

      (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.09 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner or holder of a written proxy from such registered owner as the person exclusively entitled to vote, to receive notices and otherwise exercise all the rights and powers of a Shareholder.

7.10 Preemptive Rights. No Shareholder or other person shall have any preemptive rights of any kind to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into, or carrying rights to subscribe to or acquire, shares of any class or series of the Corporation's capital stock, unless, and to the extent that, such rights may be expressly granted by appropriate action.

                      ARTICLE EIGHT:  GENERAL PROVISIONS

8.01  Dividends and Reserves.

      (a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

      (b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

     (c) Reserves. By resolution, the Board of Directors may create such reserve or reserves out of the Earned Surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.

8.03 Annual Reports. The Board of Directors shall cause such reports to be mailed to Shareholders as the Board of Directors deems to be necessary or desirable from time to time.

8.04 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors designates from time to time.

8.05 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

8.06 Seal. The Corporation Seal (of which there may be one or more examples) may contain the name of the Corporation and the name of the state of incorporation. The Seal may be used by impressing it or reproducing a facsimile of it, or otherwise. Absence of the Corporation Seal shall not affect the validity or enforceability or any document or instrument.

8.07  Indemnification.

      (a) The Corporation shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Indiana law, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Corporation to indemnify such persons shall include, but not be limited to, the authority of the Corporation to enter into written agreements for indemnification with such persons.

      (b) To the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or served any other enterprise as director, officer or employee at the request of the Corporation. The Board of Directors, in its discretion, shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was an employee of the Corporation. A Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

             (1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;

             (2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

             (3) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or

             (4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

8.08 Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present thereat, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws are ever finally determined to be invalid or inoperative, then, so far as is reasonable and possible:

       (a)  The remainder of these Bylaws shall be valid and operative; and

       (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

Signed for Identification,

MAS Capital Inc.
An Indiana Corporation



BY: /s/ Aaron Tsai
   -------------------------------------
Its:  Chairman of the Board of Directors

EXHIBIT 5.1     Opinion Regarding Legality

                                  LAW OFFICES OF
                                    [LOGO]
                                   JULIA SYLVA
                                A LAW CORPORATION

                                 October 3, 2001

MAS CAPITAL, INC.
17 N. Governor St.
Evansville, IN  47711

     RE:  MAS CAPITAL, INC.
          Public Offering of 1,000,000 Shares of Common Stock
          ---------------------------------------------------

Ladies and Gentlemen:

       We have acted as counsel to MAS Capital, Inc., an Indiana corporation (the "Company"), in connection with the proposed issuance and sale by the company of up to 1,000,000 shares of the Company's common stock, no par value (the "Common Stock"), including 640,373 shares of Common Stock to be issued and sold by the Company (the "Shares") and 359,627 shares of Common Stock currently outstanding and held by the selling stockholders identified in the Registration Statement (the "Selling Stockholder Shares") pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

       This opinion is being delivered in accordance with the requirements of
Item 27 of Form SB-2 and item 601(b)(5)(i) of Regulation S-B.

       In rendering this opinion, we have reviewed the Company's charter documents and certain records of the Company's corporate proceedings as reflected in its minute and stock books taken by the Company in connection with the issuance and sale of the Shares and the original issuance and sale of the Selling Stockholder Shares. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copes thereof.

       Based on such review, we are of the opinion that the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable and that Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.


        515 South Flower Street, Suite 3500 * Los Angeles, CA  90071
   Tel: 213-426-6224 * Fax: 213-426-6222 * E-mail: Julia@juliasylva.com
                             www.juliasylva.com

MAS CAPITAL, INC.
October 3, 2001
Page 2

       We express no opinion as to the applicability or effect of any laws, orders or judgments of any state of jurisdiction other than federal securities laws and the substantive laws of the State of California. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

       We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

       In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-B.

       The opinion is rendered solely for your benefit in connection with the matters addressed herein. Except as stated in the immediately preceding sentence, without our prior written consent, this opinion may not be relied upon by you for any other purpose or be furnished or quoted to, or relied upon by, any person or entity for any purpose.

       This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Selling Stockholder Shares.

                                         Very truly yours,

                                         LAW OFFICES OF JULIA SYLVA
                                         A LAW CORPORATION

                                         /s/ Julia Sylva
                                         Julia Sylva
                                         President/CEO

EXHIBIT 10.1  Consulting Agreement

                             CONSULTING AGREEMENT
                             --------------------

     This Consulting Agreement is made as of the 15th day of December 2000 by and between MAS Trade.net Inc. ("Company") and B/D Compliance Associates, Inc. ("Consultant"), a Georgia corporation with its office located at 5726 Williamsburg Drive, Norcross, Georgia 30093 and commonly referred to as "BDCA".

Whereas, Company desires to utilize the services of BDCA, as an independent contractor, to undertake the performance of certain services described herein; and Whereas, BDCA agrees to perform such services, and both the Company and BDCA desire to have their rights, obligations, and duties specified herein. Now Therefore, in consideration of the mutual and independent covenants contained herein, the parties hereto agree as follows:

                     1. Consultant Services to be Rendered

The Services to be provided by BDCA to the Company shall include those services requested by the Company. Such services include assistance in the NASD membership application process; including SEC and home state registration, preparation of the firm's initial written supervisory procedures and Continuing Education Training Plan, preparation of all ancillary documents, and representation at the NASD's Membership Interview (as available).

                     2. Additional Services to be Rendered

Additional services may be added at any time upon mutual verbal agreement of both parties, and will be bound by the terms contained herein and billed in accordance with Exhibit A attached hereto.

                                    3. Term

The term of this engagement shall be for a period of one (1) year, and will ,automatically renew upon each subsequent anniversary date unless sooner terminated in accordance with the terms and conditions hereof.

                                4. Compensation

BDCA shall be compensated for the services rendered hereunder by the Company in accordance with the Compensation Schedule attached hereto as Exhibit A and made a part hereof, payable monthly within seven (7) days of either the due date or the date of invoice receipt by the Company, whichever occurs first. Consulting fees for new membership applications (Full Program) are due in 2 installments, 50% at the time the contract is signed (NON-REFUNDABLE), and the remainder (including travel and overnight express fees) at the time the NASD pre-membership interview is scheduled. All invoiced amounts outstanding for more than seven (7) days past the due date shall accrue interest, payable to BDCA, at a rate of 1.5% per month or 18% per annum. Company and its representative further agree that the signature of its representative contained herein represents the personal guarantee and liability of said representative for all amounts due under this contract or to the Consultant's representative(s), and not paid by Company within 30 days of applicable due dates.

                                     5.Expenses

In addition to the remuneration set forth in Section 4 above, Company is responsible to pay expenses incurred on Company's behalf by BDCA that are reasonable and reasonably necessary to complete Consultant's duties hereunder.

                                     6. Retainer

The Company will deposit a NON-REFUNDABLE retainer with BDCA in the amount of Three Thousand Five Hundred and No/100 ($3,500) Dollars. Said retainer shall be applied and offset against the fee for BDCA's assistance in the NASD membership application process.

                                 7. Confidentiality

a. All confidential information disclosed by Company or the Consultant to each other or to any of their employees, officers, or agents under or in connection with this Agreement shall not, during or after the term of this Agreement, be disclosed or utilized except as permitted under this Agreement.

b. Consultant and Company agree to retain the acquired information in confidence, and to require their employees, officers, agents, and consultants to adhere to the confidentiality provisions of this Agreement.

                               8. General Conditions

Assignment. This Agreement is not assignable, in whole or in part, by Company or BDCA, without the prior written consent of the other party hereto.

Termination. This Agreement may be terminated by either party by the giving of written notice thereof to the other party at least thirty (30) days prior to such termination. Termination of this agreement prior to NASD membership approval will entitle BDCA to its full non-refundable retainer plus an hourly fee of $200 per hour for any hours in excess of 20 hours. The portion of this agreement that relates to registration of a new broker/dealer will automatically terminate at the earliest of 1) six months from the inception date of this Agreement, 2) two weeks after the NASD membership interview or 3) two weeks after the Company's failure to respond to Consultant's written request for information; and will not terminate the remainder of this Agreement. Termination of this Agreement by either party shall not release Company of its obligation to pay for unbilled services rendered by BDCA to Company prior to BDCA's receipt of written notice of termination. Within five business days following receipt of notice of termination by BDCA, BDCA shall render its final invoice to Company for services rendered and reimbursable expenses incurred up to and including the date of termination. Consultant's right to, and Company's obligation of payment thereunder for services rendered shall survive the termination of this Agreement.

Indemnification. Company agrees to indemnify Consultant in relation to any liability, claims, losses, and expenses including the costs of litigation arising out of the performance of Consultant's duties hereunder. In the performance of audits or other advisory services, Company agrees to hold Consultant harmless for any internally or externally generated violations or weaknesses not detected during the course of any audit or other advisory service that is subsequently discovered by any other employee, auditor, self-regulatory organization, or government agency.

Entire Agreement. This Agreement embodies the entire understanding between the parties on the matters of consultation and remuneration for same, any and all prior correspondence, conversations, memoranda or other discussions are merged herein and replaced hereby and are without effect hereon, and no change, alteration, or modification hereof may be made except in a writing signed by both parties hereto.

Attorney's Fees. If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees in addition to any other relief to which he may be entitled.

Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Georgia, and all obligations of the parties created hereunder are performable in Gwinneft County, Georgia.
Non-Exclusive. The Company agrees that Consultant may render similar services to others during the term of this Agreement.

Conflicts of Interest. The Consultant maintains status as a Registered Representative, General Securities Principal, and Financial and Operations Principal with an NASD member firm, and also serves on the Board of Directors of the same firm. The Consultant serves on the Board of Directors of an NASD member firm.

Recordkeeping. Company acknowledges to BDCA that it is aware that all records which are required to be prepared and maintained by the Company pursuant to the provisions of SEC Rule 17a-3 shall be the responsibility of the Company, and not the Consultant. BDCA shall not knowingly take any action or assume responsibility for the preparation, maintenance, or retention of any of the Company's records for the Company so as to be deemed a service bureau as defined in SEC Rule 17a-4(i).

Retraction of Offer. The offer set out herein by BDCA shall be binding for thirty (30) days following December 11, 2000. Thereafter the terms and conditions set out herein shall be deemed to be terminated and of no further force or effect unless expressly reinstated by BDCA.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day of December 2000.

                                          B/D Compliance Associates, Inc.

                                          By: Carrie Wisniewski
                                              -----------------
                                              Carrie Wisniewski
                                              President

                   Agreed and Accepted by the Underesigned, this the 15th day of December, 2000.
                   ----        --------

                                           MAS Trade.net Inc.
                                           ------------------
                                           Company Name


                                           By: Aaron Tsai
                                               ----------
                                               President

                                      Exhibit A

                                     FEE SCHEDULE
                                     ------------

NASD/SEC Broker-Dealer Application
----------------------------------

$7,000 (one half non-refundable retainer required), plus expenses such as copying, postage, overnight express, and travel (if required). Includes preparation and submission of all documentation required to apply for membership with NASD, and to register with the SEC and the Company's home state, including but not limited to preparation of the firm's written supervisory procedures, initial Continuing Education Training Plan, and representation at the Pre-Membership Interview (on an availability basis).

Please note that normal hourly fees are charged for all new B/D applications when such consulting is prior to the Consultant's receipt of retainer.

Additional fees are charged for:
----------

$ Firms that will make markets at inception ($3,000);
$ Firms that will underwrite securities at inception ($3,000);
$ For each principal with a disciplinary history ($500 each person);
$ State broker/dealer registrations for the firm (other than the home state)
  ($300 each - includes all follow up for 30 calendar days after initial filing);
$ Branch office registrations are $250 each, OSJ Registrations are $300 each;
and
$ All travel and other direct expenses are the responsibility of the Company and are billed on the final invoice.

Plus, $175/hour for additional consulting for FORM BD amendments (subsequent to initial application), for initial preparation and/or amendments of FORM U-4's, and for modifications to initial paperwork due to personnel and/or name changes.

Bookkeeping

$75/hour, plus expenses. Includes compilation of financial statements, computation of net capital, reconciliations of asset accounts, accrual entries. Any services requiring the assistance of a Certified Public Accountant will be charged at $175/hour.

On-Site Set-Up of NASD/SEC Books and Records

$175/hour, plus expenses (not to exceed 3 days)

Mock Regulatory Compliance Audit:

$175/hour, plus expenses (not to exceed 3 days). Includes a brief written report of any NASDISEC compliance deficiencies noted.

continued on next page ......

WEB CRD Filings:

FORM U-4, FORM U-5:          $ 50.00 per form, plus $25 per DRP
FORM U-4 Amendments:         $ 10.00 per page
FORM BD                      $100.00 per form, plus $25 per Sch. D page.
FORM BD Amendments           $ 25.00 per page
NASD Customer Complaints     $ 50.00 per event

Includes the electronic submission of FORM BD amendments, FORM U-4, & FORM
U-5.

FOCUS/Customer Complaint Electronic Filings:

FOCUS Report 11: $400.00 per filing
FOCUS Report IIA: $300.00 per filing
Customer Complaints $ 50.00 per complaint and/or event

Written Supervisory Procedures, Compliance Manuals, Registered Rep Manuals

$175/hour, subject to a $1,000 minimum per manual.

Continuing Education

$175/hour, subject to a $500 minimum per Needs Analysis & Written Training Plan. Additional "Firm Element" Training available at $175/hour, plus expenses.

Background Investigations

Call for pricing.

Additional Services

$175/hour, plus expenses.

                                     EXHIBIT B

                                BILLING POLICIES
                                ----------------

1 Hourly consulting (including telephone calls & e-mail messages) is billed in 10-minute increments.

2. Hourly consulting outside of 8:30 a.m. ET - 5:00 p.m. ET, or on market holidays is charged at double time.

3. Travel time is charged hourly at 112 normal hourly rates. Consultants will obtain the lowest available coach airfare for non-stop jet service on a major airline. All actual travel expenses will be billed to the Company as incurred.

4. Normal turnaround time for hourly consulting is 48 - 72 hours. Projects requested on a "rush basis" are subject to double time charges.

5. Local appointments canceled with less than 24 hours notice will be billed at 1/2 the normal hourly rate for the amount of time scheduled. Out-of-town appointments canceled with less than 48 hours notice will be billed for travel expenses already incurred by B/D Compliance Associates, Inc., plus 1/2 the normal hourly rate for the amount of time scheduled.

6. Copying expenses will be billed at actual cost, plus 25%. Time and shipping expenses will be billed at actual cost.

7. Federal Express, long distance telephone, and other direct expenses are billed at cost.

8. Invoices are submitted on the last day of each month. Payments not received as of the 15th of the following month will be assessed a $25 late fee, plus interest of 18% per annum.



Additional information regarding billing policies and procedures is available by calling: Carrie Wisniewski (770) 923-9632

EXHIBIT 21.1    Subsidiaries of MAS Capital Inc.


     Subsidiary                          State of Incorporation
     ---------------------------------   ----------------------
     MAS Financial Corp.                         Indiana
     MAS Trade.net, Inc.                         Indiana
     MASX.com Inc.                               Indiana
     MAS Acquisition XXII Corp.                  Indiana
     MAS Acquisition XXIV Corp.                  Indiana
     MAS Acquisition XXVIII Corp.                Indiana
     MAS Acquisition XXIX Corp.                  Indiana
     MAS Acquisition XXX Corp.                   Indiana
     MAS Acquisition XXXI Corp.                  Indiana
     MAS Acquisition XXXII Corp.                 Indiana
     MAS Acquisition XXXIII Corp.                Indiana
     MAS Acquisition XXXIV Corp.                 Indiana
     MAS Acquisition XXXV Corp.                  Indiana
     MAS Acquisition XXXVI Corp.                 Indiana
     MAS Acquisition XXXVII Corp.                Indiana
     MAS Acquisition XXXVIII Corp.               Indiana
     MAS Acquisition XXXIX Corp.                 Indiana
     MAS Acquisition XL Corp.                    Indiana
     MAS Acquisition XLI Corp.                   Indiana
     MAS Acquisition XLII Corp.                  Indiana
     MAS Acquisition XLIII Corp.                 Indiana
     MAS Acquisition XLIV Corp.                  Indiana
     MAS Acquisition XLV Corp.                   Indiana
     MAS Acquisition XLVI Corp.                  Indiana
     MAS Acquisition XLVII Corp.                 Indiana
     MAS Acquisition XLVIII Corp.                Indiana
     MAS Acquisition XLIX Corp.                  Indiana
     MAS Acquisition L Corp.                     Indiana
     MAS Acquisition LI Corp.                    Indiana
     MAS Capital I Corp.                         Indiana
     MAS Capital II Corp.                        Indiana
     MAS Capital III Corp.                       Indiana
     MAS Capital IV Corp.                        Indiana
     MAS Capital V Corp.                         Indiana
     MAS Capital VI Corp.                        Indiana
     MAS Capital VII Corp.                       Indiana
     MAS Capital VIII Corp.                      Indiana
     MAS Capital IX Corp.                        Indiana
     MAS Capital X Corp.                         Indiana
     MAS Capital XI Corp.                        Indiana
     MAS Capital XII Corp.                       Indiana
     MAS Capital XIII Corp.                      Indiana
     MAS Capital XIV Corp.                       Indiana
     MAS Capital XV Corp.                        Indiana
     MAS Capital XVI Corp.                       Indiana
     MAS Capital XVII Corp.                      Indiana
     MAS Capital XVIII Corp.                     Indiana
     MAS Capital XIX Corp.                       Indiana




     MAS Capital XX Corp.                        Indiana
     MAS Capital XXI Corp.                       Indiana
     MAS Capital XXII Corp.                      Indiana
     MAS Capital XXIII Corp.                     Indiana
     MAS Capital XXIV Corp.                      Indiana
     MAS Capital XXV Corp.                       Indiana
     MAS Capital XXVI Corp.                      Indiana
     MAS Capital XXVII Corp.                     Indiana
     MAS Capital XXVIII Corp.                    Indiana
     MAS Capital XXIX Corp.                      Indiana
     MAS Capital XXX Corp.                       Indiana
     MAS Capital XXXI Corp.                      Indiana
     MAS Capital XXXII Corp.                     Indiana
     MAS Capital XXXIII Corp.                    Indiana
     MAS Capital XXXIV Corp.                     Indiana
     MAS Capital XXXV Corp.                      Indiana
     MAS Capital XXXVI Corp.                     Indiana
     MAS Capital XXXVII Corp.                    Indiana
     MAS Capital XXXVIII Corp.                   Indiana
     MAS Capital XXXIX Corp.                     Indiana
     MAS Capital XL Corp.                        Indiana
     MAS Capital XLI Corp.                       Indiana
     MAS Capital XLII Corp.                      Indiana
     MAS Capital XLIII Corp.                     Indiana
     MAS Capital XLIV Corp.                      Indiana
     MAS Capital XLV Corp.                       Indiana
     MAS Capital XLVI Corp.                      Indiana
     MAS Capital XLVII Corp.                     Indiana
     MAS Capital XLVIII Corp.                    Indiana
     MAS Capital XLIX Corp.                      Indiana
     MAS Capital L Corp.                         Indiana


EXHIBIT 23.1 Consent of Stark Winter Schenkein & Co., LLP (formerly Stark
             Tinter & Associates, LLC) as independent auditors

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated April 16, 2001 relating to the financial statements of MAS Capital, Inc. as of December 31, 2000.


/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co.,, LLP
Certified Public Accountants


October 9, 2001
Denver, Colorado

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